Li3 ENERGY INC.

INVESTMENT AGREEMENT

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE OR OTHER SECURITIES AUTHORITIES.  THEY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL AND STATE SECURITIES LAWS.

THIS INVESTMENT AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES DESCRIBED HEREIN BY OR TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.  THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES AUTHORITIES, NOR HAVE SUCH AUTHORITIES CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK.  THE INVESTOR MUST RELY ON ITS OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED.  SEE THE RISK FACTORS SET FORTH IN THE ATTACHED DISCLOSURE DOCUMENTS AS EXHIBIT I.

THIS INVESTMENT AGREEMENT (this ”Agreement“ or “Investment Agreement”) is made as of the 2nd day of December, 2010, by and between Li3 Energy, Inc., a corporation duly organized and existing under the laws of the State of Nevada (the "Company"), and Centurion Private Equity, LLC, a Georgia Limited Liability Company ("Investor").

RECITALS:

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue to the Investor, and the Investor shall purchase from the Company, from time to time as provided herein, shares of the Company's Common Stock, as part of an offering of Common Stock by the Company to Investor, for a maximum aggregate offering amount of up to Ten Million Dollars ($10,000,000) (the "Maximum Offering Amount"); and

WHEREAS, the solicitation of this Investment Agreement and, if accepted by the Company, the offer and sale of the Common Stock are being made in reliance upon the provisions of Regulation D ("Regulation D") promulgated under the Act, Section 4(2) of the Act, and/or upon such other exemption from the registration requirements of the Act as may be available with respect to any or all of the purchases of Common Stock to be made hereunder.

TERMS:

NOW, THEREFORE, the parties hereto agree as follows:

1.            Certain Definitions.  As used in this Agreement (including the recitals above), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“4.9% Limitation” shall have the meaning set forth in Section 2.3.1(f).

“Accredited Investor” shall have the meaning set forth in Section 3.1.

“Act” shall mean the Securities Act of 1933, as amended.

“Additional Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Advance Put Notice” shall have the meaning set forth in Section 2.3.1(a), the form of which is attached hereto as Exhibit A.

“Advance Put Notice Date” shall have the meaning set forth in Section 2.3.1(a).

“Affiliate” shall have the meaning as set forth Section 6.5.

“Aggregate Issued Shares” equals the aggregate number of shares of Common Stock issued to Investor pursuant to the terms of this Agreement or the Registration Rights Agreement as of a given date, including Put Shares.

“Agreed Upon Procedures Report” shall have the meaning set forth in Section 2.4.3(b).

“Agreement” shall mean this Investment Agreement.

“Approved Primary Market” shall mean any of the following: the O.T.C. Bulletin Board, the NASDAQ Capital Market, the NASDAQ Global Select Market, the NYSE Amex, or the New York Stock Exchange.

“Automatic Termination” shall have the meaning set forth in Section 2.3.2.

“Bring Down Cold Comfort Letters” shall have the meaning set forth in Section 2.3.7(b).

“Business Day” shall mean any day during which the Principal Market is open for trading.

“Calendar Month” shall mean the period of time beginning on the numeric day in question in a calendar month and for Calendar Months thereafter, beginning on the earlier of (i) the same numeric day of the next calendar month or (ii) the last day of the next calendar month.  Each Calendar Month shall end on the day immediately preceding the beginning of the next succeeding Calendar Month.

“Cap Amount” shall have the meaning set forth in Section 2.3.11.

“Capitalization Schedule” shall have the meaning set forth in Section 3.2.4, attached hereto as Exhibit B.

“Change in Control” shall have the meaning set forth within the definition of Major Transaction, below.

“Closing” shall mean one of (i) the Investment Commitment Closing and (ii) each closing of a purchase and sale of Common Stock pursuant to Section 2.

"Closing Bid Price" means, for any security as of any date, the last closing bid price for such security during Normal Trading on the O.T.C. Bulletin Board, or, if the O.T.C. Bulletin Board is not the principal securities exchange or trading market for such security, the last closing bid price during Normal Trading of such security on the principal securities exchange or trading market where such security is listed or traded as reported by such principal securities exchange or trading market, or if the foregoing do not apply, the last closing bid price during Normal Trading of such security in the over-the-counter market on the electronic bulletin board for such security, or, if no closing bid price is reported for such security, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the Pink OTC Markets, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Investor in this Offering.  If the Company and the Investor in this Offering are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved by an investment banking firm mutually acceptable to the Company and the Investor in this offering and any fees and costs associated therewith shall be paid by the Company.

 “Commission Documents” shall mean (1) all reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the SEC by the Company pursuant to the reporting requirements of the Exchange Act, including all material filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, which have been filed or furnished by the Company since June 30, 2009, including, without limitation, the Annual Report on Form 10-K filed by the Company for the year ended June 30, 2009 (the “2009 Form 10-K”), the Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2010 and such reports which hereafter shall be filed with or furnished to the SEC by the Company, including, without limitation, the Current Report, (2) the Registration Statement, as the same may be amended from time to time, the Prospectus and each Prospectus Supplement and (3) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

“Commitment Closing Date” means the date of the Investment Commitment Closing.

“Commitment Shares” shall have the meaning set forth in Section 9.10(ii).

“Commitment Period” shall have the meaning set forth in Section 2.3.2(g).

“Common Shares” shall mean the shares of Common Stock of the Company.

“Common Stock” shall mean the common stock of the Company.

“Company” shall have the meaning set forth in the opening paragraph hereof.

“Company Designated Maximum Put Dollar Amount” shall have the meaning set forth in Section 2.3.1(a).

“Company Designated Minimum Put Share Price” shall have the meaning set forth in Section 2.3.1(a).

“Company Termination” shall have the meaning set forth in Section 2.3.12.

“Conditions to Investment Commitment Closing” shall have the meaning as set forth in Section 2.2.2.

“Current Report” shall have the meaning ascribed to it in Section 6.10 hereof.

 “Delisting Event” shall mean any time during the term of this Investment Agreement, that the Company’s Common Stock is not listed for and actively trading on an Approved Primary Market or is suspended or delisted with respect to the trading of the shares of Common Stock on such market or exchange.

“Disclosure Documents” shall have the meaning as set forth in Section 3.2.4.

“Due Diligence Review” shall have the meaning as set forth in Section 2.4.

“Effective Date” shall have the meaning set forth in Section 2.3.1.

“Equity Securities” shall have the meaning set forth in Section 6.6.1.

“Evaluation Day” shall have the meaning set forth in Section 2.3.1(b).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Day” shall have the meaning set forth in Section 2.3.1(b).

“Extended Put Period” shall mean the period of time between the Advance Put Notice Date until the Pricing Period End Date.

“Fee Shares” shall have the meaning set forth in Section 9.10(ii).

“FINRA” shall mean the Financial Industry Regulatory Authority.

“Indemnified Liabilities” shall have the meaning set forth in Section 8.

“Indemnitees” shall have the meaning set forth in Section 8.

“Indemnitor” shall have the meaning set forth in Section 8.

“Individual Put Limit” shall have the meaning set forth in Section 2.3.1 (b).

“Ineffective Period” shall mean any period of time after the Effective Date during the term hereof that the Registration Statement or any Supplemental Registration Statement (each as defined herein) becomes ineffective or unavailable for use for the sale or resale, as applicable, of any or all of the Registrable Securities (as defined herein) for any reason (or in the event the prospectus under either of the above is not current and deliverable).

“Intended Put Share Amount” shall have the meaning set forth in Section 2.3.1(a).

“Investment Commitment Closing” shall have the meaning set forth in Section 2.2.1.

“Investment Agreement” shall mean this Investment Agreement.

“Investment Commitment Opinion of Counsel” shall mean an opinion from Company’s independent counsel, substantially in the form attached as Exhibit C, or such other form as agreed upon by the parties, as to the Investment Commitment Closing.

“Investment Date” shall mean the date of the Investment Commitment Closing.

“Investor” shall have the meaning set forth in the preamble hereto.

“Key Employee” shall have the meaning set forth in Section 5.20, as set forth in Exhibit D.

“Knowledge” means the actual knowledge of the Company’s Chief Executive Officer or Chief Financial Officer, after reasonable inquiry of all officers, directors and employees of the Company who could reasonably be expected to have knowledge or information with respect to the matter in question.

“Legend” shall have the meaning set forth in Section 9.10(iii).

“Legend Removal Condition” shall have the meaning set forth in Section 9.10(iv).

“Liquidity Date” shall have the meaning set forth in Section 2.3.5(t).

“Major Transaction" shall mean and shall be deemed to have occurred at such time upon any of the following events:

(i) a consolidation, merger or other business combination or event or transaction following which the holders of Common Stock of the Company immediately preceding such consolidation, merger, combination or event either (i) no longer hold a majority of the shares of Common Stock of the Company or (ii) no longer have the ability to elect the board of directors of the Company (a “Change of Control”);

(ii) the sale or transfer of a portion of the Company's assets not in the ordinary course of business;

(iii) the purchase of assets by the Company not in the ordinary course of business; or

(iv) a purchase, tender or exchange offer made to the holders of outstanding shares of Common Stock.

“Market Price” shall equal the average of the three lowest daily VWAPS for the Common Stock on the Principal Market during the Pricing Period for the applicable Put.

“Material Adverse Effect” means (i) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any material adverse effect on the legality, validity or enforceability of the Transaction Documents or the transactions contemplated thereby, (ii) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on the business, operations, properties or condition (financial or otherwise) of the Company that is material and adverse to the Company and its Subsidiaries, taken as a whole, and/or (iii) any condition, occurrence, state of facts or event that would, or insofar as reasonably can be foreseen would likely, prohibit or otherwise materially interfere with or delay the ability of the Company to perform any of its obligations under any of the Transaction Documents to which it is a party; provided , however , that none of the following, individually or in the aggregate, shall be taken into account in determining whether a Material Adverse Effect has occurred or insofar as reasonably can be foreseen would likely occur: (a) changes in conditions in the U.S. or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; (b) changes generally affecting the industries in which the Company is engaged, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; (c) any effect of the announcement of, or the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents on the Company’s relationships, contractual or otherwise, with customers, suppliers, vendors, bank lenders, strategic venture partners or employees; and (d) the receipt of any notice that the Common Stock may be ineligible to continue listing or quotation on the Trading Market, other than a final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain.

“Material Facts” shall have the meaning set forth in Section 2.3.7(a).

“Maximum Put Dollar Amount” shall mean the lesser of (i) the Company Designated Maximum Put Dollar Amount, if any, specified by the Company in a Put Notice, and (ii) $250,000.

“Maximum Offering Amount” shall mean have the meaning set forth in the recitals hereto.

“Nasdaq 20% Rule” shall have the meaning set forth in Section 2.3.11.

“NASDAQ Market” shall mean NASDAQ Capital Market, the NASDAQ Global Select Market or the NASDAQ Global Market.

“Normal Trading” shall mean trading that occurs between 9:30 AM and 4:00 PM, New York City Time, on any Business Day, and shall expressly exclude “after hours” trading.

“Numeric Day” shall mean the numerical day of the month of the Investment Date or the last day of the calendar month in question, whichever is less.

“Offering” shall mean the Company’s offering of Common Stock issued under this Investment Agreement.

“Officer’s Certificate” shall have the meaning set forth in Section 2.2.2(e).

“Opinion of Counsel” shall mean, as applicable, the Investment Commitment Opinion of Counsel, the Put Opinion of Counsel and the Registration Opinion.

“Payment Due Date” shall have the meaning set forth in Section 2.3.9.

“Pricing Period” shall mean, unless otherwise shortened under the terms of this Agreement, the period beginning on the Business Day immediately following the Put Date and ending on and including the date which is 15 Business Days after such Put Date.

“Pricing Period End Date” shall mean the last Business Day of any Pricing Period.

“Principal Market” shall mean the single principal trading exchange, over the counter market or other market on which the Common Stock is then listed or traded in the United States.

“Proceeding” shall have the meaning as set forth Section 5.1.

“Prospectus Supplement” means any prospectus supplement to the Prospectus filed with the SEC from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

“Purchase” shall have the meaning set forth in Section 2.3.8.

“Put” shall have the meaning set forth in Section 2.3.1(d).

“Put Closing” shall have the meaning set forth in Section 2.3.9.

“Put Closing Date” shall have the meaning set forth in Section 2.3.9.

“Put Conditions” shall have the meaning set forth in Section 2.3.5.

“Put Date” shall mean the date that is specified by the Company in any Put Notice for which the Company intends to exercise a Put under Section 2.3.1, unless the Put Date is postponed pursuant to the terms hereof, in which case the “Put Date” is such postponed date.

“Put Dollar Amount” shall be determined by multiplying the Put Share Amount by the respective Put Share Prices with respect to such Put Shares, subject to the limitations herein.

“Put Interruption Date” shall have the meaning set forth in Section 2.3.4.

“Put Interruption Event” shall have the meaning set forth in Section 2.3.4.

“Put Interruption Notice” shall have the meaning set forth in Section 2.3.4.

“Put Notice” shall have the meaning set forth in Section 2.3.1(d), the form of which is attached hereto as Exhibit E.

“Put Opinion of Counsel” shall mean an opinion from Company’s independent counsel, in the form attached as Exhibit F, or such other form as agreed upon by the parties, as to any Put Closing.

“Put Share Amount” shall have the meaning as set forth Section 2.3.1(b).

“Put Share Price” shall have the meaning set forth in Section 2.3.1(c).

“Put Shares” shall mean shares of Common Stock that are purchased by the Investor pursuant to a Put.

“Registrable Securities” shall have the meaning as set forth in the Registration Rights Agreement.

“Registration Opinion” shall have the meaning set forth in Section 2.3.7(a), the form of which is attached hereto as Exhibit G.

“Registration Opinion Deadline” shall have the meaning set forth in Section 2.3.7(a).

“Registration Rights Agreement” shall mean that certain registration rights agreement entered into by the Company and Investor on even date herewith, in the form attached hereto as Exhibit H, or such other form as agreed upon by the parties.

“Registration Statement” shall have the meaning as set forth in the Registration Rights Agreement.

“Regulation D” shall have the meaning set forth in the recitals hereto.

“Reporting Issuer” shall have the meaning set forth in Section 6.2.

“Required Put Documents” shall have the meaning set forth in Section 2.3.6.

“Resolutions” shall have the meaning set forth in Section 2.3.5(u).

“Right of First Refusal” shall have the meaning set forth in Section 6.6.2.

“Risk Factors” shall have the meaning set forth in Section 3.2.4.

“Schedule of Exceptions” shall have the meaning set forth in Section 5, and is attached hereto as Exhibit I.

“SEC” shall mean the United States Securities and Exchange Commission or any successor entity.

“Secretary’s Certificate” shall have the meaning set forth in Section 2.2.2(a).

“Securities” shall mean the Common Stock of the Company issuable pursuant to this Investment Agreement, including but not limited to the Commitment Shares, the Fee Shares and the Put Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended.

 “Short Sales” shall mean “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

“SOX ” shall mean the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC thereunder.

“Stockholder 20% Approval” shall have the meaning set forth in Section 2.3.11.

“Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

“Term” shall mean the term of this Agreement, which shall be a period of time beginning on the date of this Agreement and ending on the Termination Date.

“Termination Date” shall mean the earlier of (i) the date that is two (2) years after the Effective Date, (ii) the date that is thirty (30) calendar months after the date of this Agreement, or (iii) the date that is thirty (30) Business Days after the later of (a) the Put Closing Date on which the sum of the aggregate Put Share Price for all Put Shares equal the Maximum Offering Amount, (b) the date that the Company has delivered a Termination Notice to the Investor, and (c) the date of an Automatic Termination.

“Termination Notice” shall have the meaning as set forth in Section 2.3.12.

“Third Party Reports” shall have the meaning set forth in Section 3.2.4.

“Trading Day” shall mean any day on which the Principal Market is open for trading including any day on which the Principal Market is open for trading for a period of time less than the customary time.

“Transaction Documents” means, collectively, this Agreement and the exhibits hereto, the Registration Rights Agreement and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby, including, without limitation, the Disclosure Documents.

“Trading Market” means whichever Approved Primary Market is at the time the principal trading exchange or market for the Common Stock.

“Trading Volume” shall mean the volume of shares of the Company’s Common Stock that trade between 9:30 AM and 4:00 PM, New York City Time, on any Business Day, and shall expressly exclude any shares trading during “after hours” trading.

“Transfer Agent” shall have the meaning set forth in Section 6.9.

“Transfer Agent Instructions” shall have the meaning set forth in Section 6.9.

“Trigger Price” shall have the meaning set forth in Section 2.3.1(b).

“Unlegended Share Certificates” shall mean a certificate or certificates (or electronically delivered shares, as appropriate) (in denominations as instructed by Investor) representing the shares of Common Stock to which the Investor is then entitled to receive, registered in the name of Investor or its nominee (as instructed by Investor) and not containing a restrictive legend or stop transfer order, including but not limited to the Put Shares for the applicable Put, and the Commitment Shares and the Fee Shares when a Legend Removal Condition has been met.

“Use of Proceeds Schedule” shall have the meaning as set forth in Section 3.2.4, attached hereto as Exhibit K.

“Volume Limitations” shall have the meaning set forth in Section 2.3.1(b).

2.            Purchase and Sale of Common Stock.

2.1          Offer to Subscribe.

Subject to the terms and conditions herein and the satisfaction of the conditions to closing set forth in Sections 2.2 and 2.3 below and the other terms and conditions set forth in this Agreement, Investor hereby agrees to purchase such amounts of Common Stock as the Company may, in its sole and absolute discretion, from time to time elect to issue and sell to Investor according to one or more Puts pursuant to Section 2.3 below.

2.2          Investment Commitment.

2.2.1  Investment Commitment Closing.  The closing of this Agreement (the “Investment Commitment Closing") shall be deemed to occur when this Agreement has been duly executed and delivered by both the Company and the Investor, and the other Conditions to Investment Commitment Closing set forth in Section 2.2.2 below have been met.

2.2.2Conditions to Investment Commitment Closing.  As a prerequisite to the Investment Commitment Closing, all of the following (the “Conditions to Investment Commitment Closing”) shall have been satisfied within five (5) Business Days of the Company’s execution and delivery of this Agreement:

(a)
the following documents shall have been delivered to the Investor: (i) the Registration Rights Agreement (duly executed by the Company and Investor), (ii) the Investment Commitment Opinion of Counsel (signed by the Company’s counsel) and  (iii) the Transfer Agent Instructions (executed by the Company and the Transfer Agent), and (iv) a Secretary's Certificate, in the form of Exhibit L hereto (“Secretary’s Certificate”), (A) attaching the Resolutions of the Company's board of directors authorizing this transaction and certifying that they remain in full force and effect without any amendment or supplement thereto as of the Commitment Closing Date, (B) attaching a certified copy of the Company's Certificate of Incorporation evidencing the incorporation and good standing of the Company in its state of incorporation, issued by the secretary of state of the state of incorporation within the ten (10) Business Days prior to the Commitment Closing Date, and (C)attaching a true and complete copy of the Bylaws of the Company and certifying that they remain in full force and effect;

(b)	this Investment Agreement, duly executed by the Company, shall have been received by the Investor;

(c)	the Company’s Common Stock shall be listed for trading and actually trading on an Approved Primary Market;

(d)
other than continuing losses described in the Risk Factors set forth in the Disclosure Documents (provided for in Section 3.2.4), up through the Investment Commitment Closing there have been no material adverse changes in the Company’s business prospects or financial condition since the date of the last balance sheet included in the Disclosure Documents, including but not limited to incurring material liabilities;

(e)
the representations and warranties of the Company in this Agreement shall be true and correct in all material respects and the Conditions to Investment Commitment Closing set forth in this Section 2.2.2 shall have been satisfied on the date of such Investment Commitment Closing and all of the conditions and limitations set forth in this Agreement for the applicable Closing has been satisfied; and the Company shall deliver an Officer’s Certificate in the form of Exhibit M hereto (“Officer’s Certificate”), signed by an officer of the Company, to such effect to the Investor; and

(f)
the Company shall have paid by wire transfer of immediately available funds to an account designated by the Investor’s counsel, the Cash Document Preparation Fee in accordance with Section 9.10(i) hereof, all of which fees shall be non-refundable regardless of whether any Puts are exercised by the Company or settled hereunder. The Company shall have issued to the Investor, or shall have caused its transfer agent to issue to the investor, certificates representing the Commitment Shares and the Fee Shares, respectively, in the name of the Investor or its designee (in which case such designee name shall have been provided to the Company prior to the Commitment Closing Date), in consideration for the Investor’s execution and delivery of this Agreement.  Such certificate shall be delivered to the Investor by overnight courier at its address set forth in Section 9.12 hereof.  For the avoidance of doubt, all of the Commitment Shares and Fee Shares shall be fully earned upon receipt regardless of whether any Puts are exercised by the Company or settled hereunder.

2.3          Puts of Common Shares to the Investor.

2.3.1   Procedure  to Exercise a Put. Subject to the Individual Put Limit, the Maximum Offering Amount and the Cap Amount (if applicable), and subject to the satisfaction of the Put Conditions and the other conditions and limitations set forth in this Agreement, at any time beginning on the date on which the Registration Statement is declared effective by the SEC (the “Effective Date”), the Company may, in its sole and absolute discretion, elect to exercise one or more Puts according to the following procedure, provided that each subsequent Put Date after the first Put Date shall be no sooner than five (5) Business Days following the preceding Pricing Period End Date:

(a) Delivery of Advance Put Notice.At least one (1) Business Day but not more than twenty (20) Business Days prior to any intended Put Date, the Company shall deliver advance written notice (the “Advance Put Notice,” the form of which is attached hereto as Exhibit A, the date of such Advance Put Notice being the “Advance Put Notice Date”) to Investor stating the Put Date for which the Company shall, subject to the limitations and restrictions contained herein, exercise a Put and stating the number of shares of Common Stock (subject to the Individual Put Limit and the Maximum Put Dollar Amount) which the Company intends to sell to the Investor for the Put (the “Intended Put Share Amount”).

The Company may, at its option, also designate in any Advance Put Notice (i) a maximum dollar amount of Common Stock, not to exceed $250,000, which it shall sell to Investor during the Put (the “Company Designated Maximum Put Dollar Amount”) and/or (ii) a minimum purchase price per Put Share at which the Investor may purchase shares of Common Stock pursuant to such Put Notice (a "Company Designated Minimum Put Share Price").  The Company Designated Minimum Put Share Price, if applicable, shall be no greater than the lesser of (i) 80% of the Closing Bid Price of the Company’s common stock on the Business Day immediately preceding the Advance Put Notice Date, or (ii) the Closing Bid Price of the Company’s common stock on the Business Day immediately preceding the Advance Put Notice Date minus $0.0125.  The Company may decrease (but not increase) the Company Designated Minimum Put Share Price for a Put at any time by giving the Investor written notice of such decrease not later than 12:00 Noon, New York City time, on the Business Day immediately preceding the Business Day that such decrease is to take effect.  A decrease in the Company Designated Minimum Put Share Price shall have no retroactive effect on the determination of Trigger Prices and Excluded Days for days preceding the Business Day that such decrease takes effect, provided that the Put Share Price for all shares in a Put shall be calculated using the lowest Company Designated Minimum Put Share Price, as decreased.

(b) Put Share Amount. The “Put Share Amount” is the number of shares of Common Stock that the Investor shall be obligated to purchase in a given Put, and shall equal the lesser of (i) the Intended Put Share Amount, and (ii) the Individual Put Limit.  The “Individual Put Limit” shall equal the lesser of (A) 1,500,000 shares, (B) 15% of the sum of the aggregate daily reported Trading Volumes in the outstanding Common Stock on the Company’s Principal Market, excluding any block trades that exceed 20,000 shares of Common Stock, for all Evaluation Days (as defined below) in the Pricing Period, (C) the number of Put Shares which, when multiplied by their respective Put Share Prices, equals the Maximum Put Dollar Amount, and (D) the 4.9% Limitation (collectively referred to herein as the “Volume Limitations”).  Company agrees not to trade Common Stock or arrange for Common Stock to be traded for the purpose of artificially increasing the Volume Limitations.

For purposes of this Agreement:

"Trigger Price" for any Pricing Period shall mean the greater of (i) the Company Designated Minimum Put Share Price, plus $0.01, or (ii) the Company Designated Minimum Put Share Price divided by ..96.

An “Excluded Day” shall mean each Business Day during a Pricing Period where the lowest intra-day trading price of the Common Stock is less than the Trigger Price and each Business Day defined in Section 2.3.4 as an “Excluded Day”.

An “Evaluation Day” shall mean each Business Day during a Pricing Period that is not an Excluded Day.

(c) Put Share Price.  The purchase price for the Put Shares (the “Put Share Price”) shall equal the lesser of (i) the Market Price for such Put, minus $0.01, or (ii) 96% of the Market Price for such Put, but shall in no event be less than the Company Designated Minimum Put Share Price for such Put, if applicable.

(d) Delivery of Put Notice.  After delivery of an Advance Put Notice, on the Put Date specified in the Advance Put Notice the Company shall deliver written notice (the “Put Notice,” the form of which is attached hereto as Exhibit E) to Investor stating (i) the Put Date, (ii) the Intended Put Share Amount as specified in the Advance Put Notice (such exercise a “Put”), (iii) the Company Designated Maximum Put Dollar Amount (if applicable), and (iv) the Company Designated Minimum Put Share Price (if applicable).  In order to effect delivery of the Put Notice, the Company shall (i) send the Put Notice by facsimile on the Put Date so that such notice is received by the Investor by 6:00 p.m., New York, NY time, and (ii) surrender such notice on the Put Date to a courier for overnight delivery to the Investor (or two (2) day delivery in the case of an Investor residing outside of the U.S.).

(e) Delivery of Required Put Documents. On or before the Put Date for such Put, the Company shall deliver the Required Put Documents (as defined in Section 2.3.6 below) to the Investor (or to an agent of Investor, if Investor so directs).  Unless otherwise specified by the Investor or not permitted by DTC, the Put Shares of Common Stock shall be delivered to the Investor in accordance with Section 2.3 by crediting the Investor’s or its designees’ account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system.

 (f) Limitation on Investor's Obligation to Purchase Shares. Notwithstanding anything to the contrary in this Agreement, in no event shall the Investor be required to purchase, and an Intended Put Share Amount may not include, an amount of Put Shares, which when added to the number of shares of Common Stock of the Company then beneficially owned by the Investor would exceed 4.9% of the number of shares of Common Stock outstanding after issuance of such Put Shares, as determined in accordance with Section 13(d) of the Exchange Act.  Each Put Notice shall include a representation of the Company as to the number of shares of Common Stock outstanding on the related Put Date.  In the event that the number of shares of Common Stock outstanding decreases during a Pricing Period from the number as of the Put Date associated with such Pricing Period, then the number of shares of Common Stock outstanding on such date during such Pricing Period shall govern for purposes of determining whether the number of shares beneficially owned by the Investor following the issuance of the subject Put Shares, would constitute in excess of 4.9% of the number of shares of Common Stock outstanding.  The limitation set forth in this Section 2.3.1(f) is referred to as the “4.9% Limitation.”

2.3.2  Termination of Right to Put.  The Company’s right to initiate subsequent Puts to the Investor shall terminate permanently (each, an “Automatic Termination”) upon the occurrence of any of the following:

(a) if, at any time, either the Company or any director or executive officer of the Company has engaged in a transaction or conduct related to the Company that has resulted in (i) a Securities and Exchange Commission enforcement action, or (ii) a civil judgment or criminal conviction for fraud or misrepresentation, or for any other offense that, if prosecuted criminally, would constitute a felony under applicable law;

(b) on any date after a cumulative time period or series of time periods, consisting only of Ineffective Periods, that continues for a period of ten (10) consecutive Business Days or for more than an aggregate of thirty (30) Business Days in any 365-day period;

(c) if at any time the Company has filed for and/or is subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company or any subsidiary of the Company;

(d)  if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

(e)  if the Company pursuant to or within the meaning of any Bankruptcy Law; (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;

(f)  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or for all or substantially all of its property, or (C) orders the liquidation of the Company or any Subsidiary;

(g) after the sooner of (i) the date that is two (2) years after the Effective Date, (ii) the date that is thirty (30) calendar months after the date of this Agreement, or (iii) the Put Closing Date on which the aggregate of the Put Dollar Amounts for all Puts equal the Maximum Offering Amount (the period from the date of this Agreement to the sooner or (i), (ii) or (iii) is referred to as the “Commitment Period”);

(h) the Company has breached any covenant in Section 5, Section 6, Section 8 or Section 9 hereof;

(i) if no Registration Statement has been declared effective by the date that is one (1) year after the date of this Agreement, the Automatic Termination shall occur on the date that is one (1) year after the date of this Agreement.

(j)  the suspension from trading or failure of the Common Stock to be listed on an Approved Primary Market for a period of three (3) consecutive Business days;

(k)  the delisting of the Company’s Common Stock from the Principal Market, provided, however, that the Common Stock is not immediately thereafter trading on another Approved Primary Market;

(l)  the failure for any reason by the Transfer Agent to issue Commitment Shares or Fee Shares to the Investor, without restrictive legends, pursuant to a legend removal request, within five (5) Business Days after the applicable Required Delivery Date; or

(m)  the Company breaches any representation, warranty, covenant or other term or condition under any Transaction Document if such breach could have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) Business Days after notice thereof is provided to the Company by Investor.

For purposes of clarification, notwithstanding any Automatic Termination hereunder, the Investor shall retain all of the Cash Document Preparation Fee, the Commitment Shares and the Fee Shares in consideration for this Agreement.

2.3.3     Maximum Offering Amount.  The Investor shall not be obligated to purchase any additional Put Shares once the aggregate Put Dollar Amount paid by Investor equals the Maximum Offering Amount.

2.3.4     Put Interruption.  Once the Company delivers an Advance Put Notice to the Investor, the Company may not cancel the Put.  In the event of a Put Interruption Event (as defined below), in each case during any Pricing Period, then (A) the Company shall notify the Investor in writing (a “Put Interruption Notice”) as soon as possible by facsimile and overnight courier, but no later than the end of the Business Day in which the Company becomes aware of such facts, (B) the Pricing Period shall be extended or shortened, as applicable, such that the Pricing Period End Date is the tenth (10th) Business Day after the date of such Put Interruption Notice from the Company, (the “Put Interruption Date”), (C) each Business Day from and including the Put Interruption Date through and including the Pricing Period End Date for the applicable Put (as extended or shortened, if applicable), shall be considered to be an “Excluded Day,” as that term is used in this Agreement, and (D) the Company Designated Minimum Put Share Price, if any, shall not apply to the affected Put.  In the event that a Put Interruption Event occurs after an Advance Put Notice Date, but before the applicable Put Date, that Put shall be deemed to be terminated, and the Company may deliver an Advance Put Notice for a new Put anytime beginning on the following Business Day, if otherwise allowed under this Agreement.  A “Put Interruption Event” shall mean any of the following: (i) an Automatic Termination, (ii) the failure of one of the items specified in Section 2.3.5 below to be true and correct on any day during an Extended Pricing Period, or (iii) the occurrence of one of the following events:

(a) the Company has announced a subdivision or combination, including a reverse split, of its Common Stock or has subdivided or combined its Common Stock;

(b) the Company has paid a dividend of its Common Stock or has made any other distribution of its Common Stock;

(c) the Company has made a distribution of all or any portion of its assets or evidences of indebtedness to the holders of its Common Stock;

(d) a Major Transaction has occurred; or

(e)  the Company discovers or is notified of the existence of Material Facts or any Ineffective Period or Delisting Event occurs.

2.3.5   Conditions Precedent to the Right of the Company to Deliver an Advance Put Notice or a Put Notice.  The right of the Company to deliver an Advance Put Notice or a Put Notice is subject to the satisfaction, on the date of delivery of such Advance Put Notice or Put Notice, of each of the following conditions (the “Put Conditions”):

(a)	Investment Commitment Closing. The Conditions to Investment Commitment Closing shall have been timely satisfied as required in this Agreement and the Investment Commitment Closing shall have occurred;

(b)	Time Since Prior Put Notice. At least five Business Days shall have passed from the most recent Pricing Period End Date until the Put Date for the proposed Put;

(c)	Required Put Documents. The Investor shall have received the Required Put Documents on or before the applicable Put Date;

(d)	Listing. The Company’s Common Stock shall be listed for and actively trading on and Approved Primary Market and the Commitment Shares, the Fee Shares and the Put Shares shall be so listed;

(e)
No Suspension of Trading in or Delisting of Common Stock.  Trading in the Common Stock shall not have been suspended or delisted by the SEC, the Trading Market or the FINRA, the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain, and, at any time prior to the applicable Put Date and applicable Put Closing Date, trading in securities generally as reported on the Trading Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in, any financial, credit or securities market;

(f)
Registration Effective; No Stop Order. The Company shall have satisfied any and all obligations pursuant to the Registration Rights Agreement, including, but not limited to, the filing of the Registration Statement with the SEC with respect to the resale of all Registrable Securities and the requirement that the Registration Statement shall have been declared effective under the Securities Act by the SEC and shall remain current and effective such that the Investor shall be permitted to utilize the Prospectus therein to resell (a) all of the Commitment Shares, (b) all of the Fee Shares, (c) all of the Shares issued pursuant to all prior Put Notices, and (d) all of the Shares issuable pursuant to the applicable Put Notice, there shall exist no Material Facts or material non-public information that is not covered by the Prospectus (as supplemented or amended) and the Company shall have satisfied and shall be in compliance with any and all obligations pursuant to this Agreement and the Registration Rights Agreement. The Registration Statement is not subject to an Ineffective Period as defined in the Registration Rights Agreement, the prospectus included therein is current and deliverable, and to the Company’s knowledge there is no notice of any investigation or inquiry concerning any stop order with respect to the Registration Statement;

(g)
No Knowledge of Events Which Would Suspend Registration.  The Company shall have no knowledge of any event that, in the Company’s opinion, is more likely than not to have the effect of causing any Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the thirty Business Days following the date on which such Advance Put Notice and Put Notice is deemed delivered);

(h)
No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the SEC or any other federal or state governmental authority for any additional information relating to the Registration Statement, the Prospectus or any Prospectus Supplement, or for any amendment of or supplement to the Registration Statement, the Prospectus, or any Prospectus Supplement; (b) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, or of the suspension of qualification or exemption from qualification of the securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; or (c) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Registration Statement, the Prospectus or any Prospectus Supplement untrue or which requires the making of any additions to or changes to the statements then made in the Registration Statement, the Prospectus or any Prospectus Supplement in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Registration Statement or a supplement to the Prospectus or any Prospectus Supplement to comply with the Securities Act or any other law (other than the transactions contemplated by the applicable Put Notice and the settlement thereof). The Company shall have no Knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the Registration Statement or the prohibition or suspension of the use of the Prospectus or any Prospectus Supplement in connection with the resale of the Registrable Securities by the Investor;

(i)
Representations and Warranties True and Correct.  The representations and warranties of the Company in Section 5 hereof (except for Sections 5.11 and 5.13 and all but the first and last sentences of Section 5.12, which speak only as of the date of this Agreement) are true and correct as of the Put Date in all material respects as if made on such date, the Company has satisfied its obligations under Section 2.3 hereof and the conditions to Investor’s obligations set forth in this Section 2.3.5 are satisfied as of such Closing, and the Company shall deliver a certificate, signed by an officer of the Company, to such effect to the Investor;

(j)
Authorization and Reservation of Shares.  The Company shall have authorized by all necessary corporate action and reserved for issuance a sufficient number of Common Shares for the purpose of enabling the Company to satisfy any obligation to issue Common Shares pursuant to any Put;

(k)
Cap Amount Not Exceeded.  If the Aggregate Issued Shares after the Closing of the Put would exceed the Cap Amount, the Company shall have obtained the Stockholder 20% Approval as specified in Section 2.3.11, if the Company’s Common Stock is listed on a NASDAQ Market, and such approval is required by the rules of the NASDAQ;

(l)
4.9% Limitation Not Exceeded. The aggregate number of Put Shares to be issued in the Put, when combined with the number of shares of Common Stock of the Company then beneficially owned by the Company, would not cause the Investor to exceed the 4.9% Limitation (as defined herein);

(m)
Maximum Offering Amount Not Exceeded. The aggregate number of Put Shares to be issued in the Put, when combined with all Put Share issued in prior Puts, would not cause the Maximum Offering Amount to be exceeded;

(n)
No Adverse Law, Rule, Regulation, or Pending Proceeding.  There is not then in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained, nor is there any pending or threatened proceeding or investigation which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement;

(o)
No Pending or Threatened Injunctions. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits the transactions contemplated by this Agreement, and no actions, suits or proceedings shall be in progress, pending or threatened by any person (other than the Investor or any affiliate of the Investor), that seek to enjoin or prohibit the transactions contemplated by this Agreement.  For purposes of this paragraph (i), no proceeding shall be deemed pending or threatened unless one of the parties has received written or oral notification thereof prior to the applicable Put Closing Date;

(p)	Put Shares DTC Eligible. The Put Shares delivered to the Investor are DTC eligible and can be immediately converted into electronic form;

(q)
No Allegation of Section 5 Violation.  There has been no assertion by the SEC that there has been a violation of Section 5 of the Securities Act caused by the integration of the private sale of common stock to the Investor and the public offering pursuant to the Registration Statement, and there have been no claims made by third parties against the Investor based on a such an alleged Section 5 violation;

(r)
Compliance with Laws.  The Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Company shall have obtained all permits and qualifications required by any applicable state securities or “blue sky” laws for the offer and sale of the Securities by the Company to the Investor and the subsequent resale of the Registrable Securities by the Investor (or shall have the availability of exemptions therefrom);

(s)	No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing;

(t)
No Restrictive Legends. If requested by the Investor from and after the earlier of (x) the Effective Date, or (y) the date that the Commitment Shares and Fee Shares can be sold under Rule 144 without volume restrictions (the earlier of (x) and (y) is referred to in this Agreement as the “Liquidity Date”), the Company shall have either (i) issued and delivered (or caused to be issued and delivered) to the Investor certificates representing the Commitment Shares and the Fee Shares, respectively, that are free from all restrictive and other legends or (ii) caused the Company’s transfer agent to credit the Investor’s or its designee’s account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system with a number of shares of Common Stock equal to the number of Commitment Shares and Fee Shares represented by the certificate delivered by the Investor to the Company in accordance with Section 9.10(iv) of this Agreement.

(u)
Resolutions Adopted.  The Board of Directors of the Company shall have adopted resolutions (“Resolutions”) in the form attached hereto as Exhibit N, which shall be in full force and effect without any amendment or supplement thereto as of the Put Date;

(v)
No Material Non-Public Information.  The Investor shall not be in possession of any material non-public information.  If the Company discovers or is notified of Material Facts or of the existence of material non-public information that is not included in the Prospectus or any Ineffective Period occurs, the Company shall not initiate a Put until the Prospectus is amended to include any material non-public information or Material Facts and the Company’s counsel provides in a Registration Opinion that no Material Facts or material non-public information exists that is not included in the Prospectus.

(w)
Requested Due Diligence Information Provided.  The Company shall have provided the Investor with the information requested by the Investor in connection with its due diligence requests made prior to, or in connection with, the Put in accordance with Section 2.4 hereof.

(x)	Reporting Issuer. The Company shall be a Reporting Issuer and shall have a class of securities registered under Section 12 of the Exchange Act.

2.3.6  Documents Required to be Delivered on the Put Date as Conditions to Closing of any Put.  The Closing of any Put and Investor’s obligations hereunder shall additionally be conditioned upon the delivery to the Investor of each of the following (the “Required Put Documents”) on or within three (3) Business Days before the applicable Put Date (or such earlier time as may be specifically required under the terms hereof):

(a) a number of Unlegended Share Certificates equal to the Intended Put Share Amount, which shall be delivered by crediting the Investor’s or its designees’ account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system (unless the Investor requests physical certificates, in which such certificates shall be in denominations of not more than 50,000 shares per certificate);

(b) the following documents: Put Opinion of Counsel, Registration Opinion, Officer’s Certificate, Secretary’s Certificate, Resolutions, Put Notice, and any report or disclosure required under Section 2.3.7 or Section 2.4 hereof, each dated as of the Put Date or a date within three Business Days prior to the Put Date;

(c) all documents, instruments and other writings required to be delivered on or before the Put Date pursuant to any provision of this Agreement in order to implement and effect the transactions contemplated herein.

2.3.7   Accountant’s Letter and Registration Opinion.

(a)  The Company shall have caused to be delivered to the Investor, (i) whenever required by Section 2.3.7(b) or by Section 2.5.3, and (ii) on the date that is three (3) Business Days prior to each Put Date (the “Registration Opinion Deadline”), an opinion of the Company's independent counsel, in substantially the form of Exhibit G (the “Registration Opinion”), addressed to the Investor stating, inter alia, that no facts (“Material Facts”) have come to such counsel's attention that have caused it to believe that the Registration Statement is subject to an Ineffective Period or to believe that the Registration Statement, any Supplemental Registration Statement (as each may be amended, if applicable), and any related prospectuses, contain an untrue statement of material fact or omits a material fact required to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  If a Registration Opinion cannot be delivered by the Company's independent counsel to the Investor on the Registration Opinion Deadline due to the existence of Material Facts or an Ineffective Period, the Company shall promptly notify the Investor and as promptly as possible amend each of the Registration Statement and any Supplemental Registration Statements, as applicable, and any related prospectus or cause such Ineffective Period to terminate, as the case may be, and deliver such Registration Opinion and updated prospectus as soon as possible thereafter.  If at any time after a Put Notice shall have been delivered to Investor but before the related Pricing Period End Date, the Company acquires knowledge of such Material Facts or any Ineffective Period occurs, the Company shall promptly notify the Investor and shall deliver a Put Interruption Notice to the Investor pursuant to Section 2.3.4 by facsimile and overnight courier by the end of that Business Day.

(b)         (i)  the Company shall engage its independent auditors to perform the procedures in accordance with the provisions of Statement on Auditing Standards No. 71, as amended, as agreed to by the parties hereto, and reports thereon (the “Bring Down Cold Comfort Letters”) as shall have been reasonably requested by the Investor with respect to certain financial information contained in the Registration Statement and shall have delivered to the Investor such a report addressed to the Investor, on the date that is three (3) Business Days prior to each Put Date.

(ii)  in the event that the Investor shall have requested delivery of an Agreed Upon Procedures Report pursuant to Section 2.4.3, the Company shall engage its independent auditors to perform certain agreed upon procedures and report thereon as shall have been reasonably requested by the Investor with respect to certain financial information of the Company and the Company shall deliver to the Investor a copy of such report addressed to the Investor.  In the event that the report required by this Section 2.3.7(b) cannot be delivered by the Company's independent auditors, the Company shall, if necessary, promptly revise the Registration Statement and the Company shall not deliver a Put Notice until such report is delivered.

2.3.8   Investor’s Obligation and Right to Purchase Shares.    Subject to the conditions set forth in this Agreement, following the Investor's receipt of a validly delivered Put Notice, the Investor shall be required to purchase (each a “Purchase”) from the Company a number of Put Shares equal to the Put Share Amount, in the manner described below.

2.3.9   Mechanics of Put Closing.  Each of the Company and the Investor shall deliver all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement at or prior to each Put Closing.  Subject to such delivery and the satisfaction of the conditions set forth in this Section 2, the closing of the purchase by the Investor of Put Shares shall occur by 5:00 PM, New York City Time, on the date which is five (5) Business Days following the applicable Pricing Period End Date (the “Payment Due Date”) at the offices of Investor.  On each or before each Payment Due Date, the Investor shall deliver to the Company, in the manner specified in Section 7 below, the Put Dollar Amount to be paid for such Put Shares, determined as aforesaid.  The closing (each a “Put Closing”) for each Put shall occur on the date that (i) the Company has delivered to the Investor all Required Put Documents, (ii)_each of the Put Conditions have been met and (iii) the Investor has delivered to the Company such Put Dollar Amount (each a “Put Closing Date”).

2.3.10  Limitation on Short Sales.  The Investor and its affiliates shall not engage in short sales of the Company's Common Stock; provided, however, that the Investor may enter into any short exempt sale or any short sale or other hedging or similar arrangement it deems appropriate with respect to Put Shares after it receives a Put Notice with respect to such Put Shares so long as such sales or arrangements do not involve more than the number of such Put Shares specified in the Put Notice.

2.3.11  Cap Amount.  If the Company becomes listed on a NASDAQ Market, then, unless the Company has obtained the necessary approval (“Stockholder 20% Approval”) of its shareholders as required under the Nasdaq 20% Rule or unless otherwise permitted by Nasdaq, in no event shall the Aggregate Issued Shares exceed the maximum number of shares of Common Stock (the “Cap Amount”) that the Company can, without stockholder approval, so issue pursuant to Nasdaq Rule 4350(i)(1)(d)(i) (or any other applicable Nasdaq Rules or any successor rule) (the “Nasdaq 20% Rule”).

2.3.12   Investment Agreement Termination.   The Company may terminate (a “Company Termination”) its right to initiate future Puts by providing written notice (“Termination Notice”) to the Investor, by facsimile and overnight courier, at any time other than during an Extended Put Period, provided that such termination shall have no effect on the parties’ other rights and obligations under this Agreement, the Registration Rights Agreement, and the Transfer Agent Instructions.  Notwithstanding the above, any Put Interruption Notice occurring during an Extended Put Period is governed by Section 2.3.4.

2.3.13  Return of Excess Common Shares.  In the event that the number of Put Shares purchased by the Investor in any Put pursuant to its obligations hereunder is less than the Intended Put Share Amount, the Investor shall promptly return to the Company any shares of Common Stock in the Investor’s possession that are not being purchased by the Investor, unless the parties mutually agree for the Investor to retain such excess Common Shares to apply to the next Put.

2.4           Due Diligence Review.  The Company shall make available for inspection and review by the Investor (the “Due Diligence Review”), advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), any underwriter participating in any disposition of Common Stock on behalf of the Investor pursuant to the Registration Statement, any Supplemental Registration Statement, or amendments or supplements thereto or any blue sky, FINRA or other filing, all financial and other records, all filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

2.4.1  Treatment of Nonpublic Information.  Following the Liquidity Date, the Company shall not disclose nonpublic information to the Investor or to its advisors or representatives unless prior to disclosure of such information the Company identifies such information as being nonpublic information and provides the Investor and such advisors and representatives with the opportunity to accept or refuse to accept such nonpublic information for review. The Company and Investor agree to be bound by the terms of the Confidentiality Agreement between them, dated as of September 29, 2010.  The Company shall ensure that any information disclosed by the Company to Investor in connection with the Agreement shall cease to be material nonpublic information on or prior to the Liquidity Date.

Nothing herein shall require the Company to disclose any information to the Investor or its advisors or representatives that will constitute material nonpublic information after the Liquidity Date, and the Company represents that it does not disseminate material nonpublic information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting nonpublic information (whether or not requested of the Company specifically or generally during the course of due diligence by and such persons or entities), which, if not disclosed in the Prospectus included in the Registration Statement, would cause such Prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

2.4.2   Disclosure of Misstatements and Omissions. The Investor's advisors or representatives shall make complete disclosure to the Investor's counsel of all events or circumstances constituting nonpublic information discovered by such advisors or representatives in the course of their due diligence upon which such advisors or representatives form the opinion that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in the light of the circumstances in which they were made, not misleading.  Upon receipt of such disclosure, the Investor's counsel shall consult with the Company's independent counsel in order to address the concern raised as to the existence of a material misstatement or omission and to discuss appropriate disclosure with respect thereto; provided, however, that such consultation shall not constitute the advice of the Company's independent counsel to the Investor as to the accuracy of the Registration Statement and related Prospectus.

2.4.3   Procedure if Material Facts are Reasonably Believed to be Untrue or are Omitted.  In the event after such consultation the Investor or the Investor's counsel reasonably believes that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading, and the Company, after a request from the Investor, has failed to promptly provide reasonable information indicating that that the Registration Statement is in fact complete, accurate and current, then

(a) the Company shall promptly file with the SEC an amendment to the Registration Statement responsive to such alleged untrue statement or omission and provide the Investor, as promptly as practicable, with copies of the Registration Statement and related Prospectus, as so amended, or

(b) if the Company disputes the existence of any such material misstatement or omission, (i) the Company's independent counsel (who is a member of a law firm having at least 20 attorneys) shall provide the Investor's counsel with a Registration Opinion, at the Company’s expense, and (ii) in the event the dispute relates to the adequacy of financial disclosure and the Investor shall reasonably request, the Company shall promptly cause its independent auditors to provide to the Company a letter (“Agreed Upon Procedures Report”) outlining the performance of such "agreed upon procedures" as shall be reasonably requested by the Investor and the Company shall promptly provide the Investor with a copy of such letter.

2.5          Legending of Shares.  In the event that, at any time after unlegended shares are issued to the Investor by the Company under this Agreement, the Registration Statement becomes subject to an Ineffective Period, and such unlegended shares may not at that time be resold by the Investor without volume limitations pursuant to Rule 144, if so requested by the Company in writing, the Investor shall promptly return such shares to the Company or its Transfer Agent to have restrictive legends placed on the shares until such time as the Ineffective Period ends or a Legend Removal Condition has otherwise been met.  In the event that, at any time after unlegended shares are issued to the Investor by the Company under this Agreement, any such shares are transferred by Investor pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144, the Investor shall promptly notify the Company thereof and return such shares to the Company or its Transfer Agent to have restrictive legends placed on the shares.

3.           Representations, Warranties and Covenants of Investor. Investor hereby represents and warrants to and agrees with the Company as follows:

3.1          Accredited Investor.  Investor is an accredited investor (“Accredited Investor”), as defined in Rule 501 of Regulation D.

3.2          Investment Experience; Access to Information; Independent Investigation.

3.2.1   Access to Information.  Investor or Investor’s professional advisor has been granted the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the terms and conditions of this Offering, the Company and its business and prospects, and to obtain any additional information which Investor or Investor’s professional advisor deems necessary to verify the accuracy and completeness of the information received.

3.2.2   Reliance on Own Advisors.  Investor has relied completely on the advice of, or has consulted with, Investor’s own personal tax, investment, legal or other advisors and has not relied on the Company or any of its affiliates, officers, directors, attorneys, accountants or any affiliates of any thereof and each other person, if any, who controls any of the foregoing, within the meaning of Section 15 of the Act for any tax or legal advice (other than reliance on information in the Disclosure Documents as defined in Section 3.2.4 below and on the Opinion of Counsel).  The foregoing, however, does not limit or modify Investor’s right to rely upon covenants, representations and warranties of the Company in this Agreement.

3.2.3 Capability to Evaluate.  Investor has such knowledge and experience in financial and business matters so as to enable such Investor to utilize the information made available to it in connection with the Offering in order to evaluate the merits and risks of the prospective investment, which are substantial, including without limitation those set forth in the Disclosure Documents (as defined in Section 3.2.4 below).

3.2.4   Disclosure Documents.  Investor, in making Investor’s investment decision to subscribe for the Investment Agreement hereunder, represents that (a) Investor has received and had an opportunity to review (i) the Company’s Annual Report on Form 10-K for the year ended June 30, 2009, (ii) the Company’s quarterly reports on Form 10-Q for the quarters ended September 30, 2009, December 31, 2009, and March 31, 2010, (iii) the Company’s current Report on Form 8-K filed on May 14, 2010, (iv) the Risk Factors, attached as Exhibit O, (the “Risk Factors”) (v) the Capitalization Schedule, attached as Exhibit B, (the “Capitalization Schedule”) and (vi) the Use of Proceeds Schedule, attached as Exhibit K, (the “Use of Proceeds Schedule”); (b) Investor has read, reviewed, and relied solely on the documents described in (a) above, the Company’s representations and warranties and other information in this Agreement, including the exhibits, documents prepared by the Company which have been specifically provided to Investor in connection with this Offering (the documents described in this Section 3.2.4 (a) and (b) are collectively referred to as the “Disclosure Documents”), and an independent investigation made by Investor and Investor’s representatives, if any; (c) Investor has, prior to the date of this Agreement, been given an opportunity to review material contracts and documents of the Company which have been filed as exhibits to the Company’s filings under the Act and the Exchange Act and has had an opportunity to ask questions of and receive answers from the Company’s officers and directors; and (d) is not relying on any oral representation of the Company or any other person, nor any written representation or assurance from the Company other than those contained in the Disclosure Documents or incorporated herein or therein.  The foregoing, however, does not limit or modify Investor’s right to rely upon covenants, representations and warranties of the Company in Sections 5 and 6 of this Agreement.  Investor acknowledges and agrees that the Company has no responsibility for, does not ratify, and is under no responsibility whatsoever to comment upon or correct any reports, analyses or other comments made about the Company by any third parties, including, but not limited to, analysts’ research reports or comments (collectively, “Third Party Reports”), and Investor has not relied upon any Third Party Reports in making the decision to invest.

3.2.5  Investment Experience; Fend for Self.  Investor has substantial experience in investing in securities and it has made investments in securities other than those of the Company.  Investor acknowledges that Investor is able to fend for Investor’s self in the transaction contemplated by this Agreement, that Investor has the ability to bear the economic risk of Investor’s investment pursuant to this Agreement and that Investor is an "Accredited Investor" by virtue of the fact that Investor meets the investor qualification standards set forth in Section 3.1 above.  Investor has not been organized for the purpose of investing in securities of the Company, although such investment is consistent with Investor’s purposes.

3.3         Exempt Offering Under Regulation D.

3.3.1  No General Solicitation.  The Investment Agreement was not offered to Investor through, and Investor is not aware of, any form of general solicitation or general advertising, including, without limitation, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

3.3.2  Restricted Securities.  Investor understands that the Investment Agreement is, the Common Stock issued at each Put Closing will be characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction exempt from the registration requirements of the federal securities laws and that under such laws and applicable regulations such securities may not be transferred or resold without registration under the Act or pursuant to an exemption therefrom.  In this connection, Investor represents that Investor is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.3.3  Disposition.  Investor further agrees not to sell, transfer, assign, or pledge the Securities (except for any bona fide pledge arrangement to the extent that such pledge does not require registration under the Act or unless an exemption from such registration is available and provided further that if such pledge is realized upon, any transfer to the pledgee shall comply with the requirements set forth herein), or to otherwise dispose of all or any portion of the Securities unless and until:

(a)There is then in effect a registration statement under the Act and any applicable state securities laws covering such proposed disposition and such disposition is made in accordance with such registration statement and in compliance with applicable prospectus delivery requirements; or

(b)           (i) Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition to the extent relevant for determination of the availability of an exemption from registration, and (ii) if reasonably requested by the Company, Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Securities under the Act or state securities laws.  It is agreed that the Company will not require the Investor to provide opinions of counsel for transactions made pursuant to Rule 144 provided that Investor and Investor’s broker, if necessary, provide the Company with the necessary representations and documents for counsel to the Company to issue an opinion with respect to such transaction.

The Investor is entering into this Agreement for its own account and the Investor has no present arrangement or intention to sell the security represented by this Agreement to or through any person or entity, has no present arrangement (whether or not legally binding) to sell the Common Stock to or through any person or entity and has no present intention to sell such Common Stock to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

3.4          Due Authorization.

3.4.1  Authority.  The person executing this Investment Agreement, if executing this Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Agreement and each other document included herein for which a signature is required in such capacity and on behalf of the subscribing individual, partnership, trust, estate, corporation or other entity for whom or which Investor is executing this Agreement.  Investor has reached the age of majority (if an individual) according to the laws of the state in which he or she resides.

3.4.2   Due Organization.  Investor is duly and validly organized, validly existing and in good standing as a limited liability company under the laws of Georgia with full power and authority to purchase the Securities to be purchased by Investor and to execute and deliver this Agreement.

3.4.3   Partnerships.  If Investor is a partnership, the representations, warranties, agreements and understandings set forth above are true with respect to all partners of Investor (and if any such partner is itself a partnership, all persons holding an interest in such partnership, directly or indirectly, including through one or more partnerships), and the person executing this Agreement has made due inquiry to determine the truthfulness of the representations and warranties made hereby.

3.5          No Registration As A Dealer. The Investor is not and will not be required to be registered as a "dealer" under the 1934 Act, either as a result of its execution and performance of its obligations under this Agreement or otherwise.

3.6          Beneficial Owner.  Upon the initial issuance thereof, the Investor will be the sole beneficial owner of all Put Shares purchased under this Agreement.

3.7          Investor has Sufficient Funds.  Investor and its affiliates have sufficient financial resources to satisfy its obligations under this Agreement.  Investor and its affiliate shall, at all times from the Effective Date until the Termination Date, maintain cash, cash equivalents and other highly liquid assets in sufficient quantities to satisfy its obligations to purchase Put Shares when and as required pursuant to this Agreement.

4.            Acknowledgments and Agreements  Investor is aware that:

4.1          Risks of Investment.  Investor recognizes that an investment in the Company involves substantial risks, including the potential loss of Investor's entire investment herein.  Investor recognizes that the Disclosure Documents, this Agreement and the exhibits hereto do not purport to contain all the information which would be contained in a registration statement under the Act;

4.2          No Government Approval.  No federal or state agency has passed upon the Securities, recommended or endorsed the Offering, or made any finding or determination as to the fairness of this transaction;

4.3          No Registration, Restrictions on Transfer.  As of the date of this Agreement, the Securities and any component thereof have not been registered under the Act or any applicable state securities laws by reason of exemptions from the registration requirements of the Act and such laws, and may not be sold, pledged (except for any limited pledge in connection with a margin account of Investor to the extent that such pledge does not require registration under the Act or unless an exemption from such registration is available and provided further that if such pledge is realized upon, any transfer to the pledgee shall comply with the requirements set forth herein), assigned or otherwise disposed of in the absence of an effective registration of the Securities and any component thereof under the Act or unless an exemption from such registration is available;

4.4          Restrictions on Transfer.  Investor may not attempt to sell, transfer, assign, pledge or otherwise dispose of all or any portion of the Securities or any component thereof in the absence of either an effective registration statement or an exemption from the registration requirements of the Act and applicable state securities laws;

4.5          No Assurances of Registration.  There can be no assurance that any registration statement will become effective at the scheduled time, or ever, or remain effective when required, and Investor acknowledges that it may be required to bear the economic risk of Investor's investment for an indefinite period of time;

4.6          Exempt Transaction.  Investor understands that the Securities are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state law and that the representations, warranties, agreements, acknowledgments and understandings set forth herein are being relied upon by the Company in determining the applicability of such exemptions and the suitability of Investor to acquire such Securities.

4.7          Legends.  The certificates representing the Put Shares shall not bear a legend restricting the sale or transfer thereof.

5.           Representations, Warranties and Covenants of the Company.  The Company hereby makes the following representations and warranties to Investor (which shall be true at the signing of this Agreement, and as of any such later date as specified hereunder) and agrees with Investor that, except as set forth in the “Schedule of Exceptions” attached hereto as Exhibit I:

5.1           Organization, Good Standing, and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, USA and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would, in the Company’s opinion, have a material adverse effect on the business or properties of the Company and its subsidiaries taken as a whole.  The Company is not the subject of any pending, threatened or, to its knowledge, contemplated investigation or administrative or legal proceeding (a “Proceeding”) by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, or the Securities and Exchange Commission, the FINRA, the Nasdaq Stock Market, Inc. or any state securities commission, or any other governmental entity, which have not been disclosed in the Disclosure Documents.  None of the disclosed Proceedings, if any, will, in the Company’s opinion, have a material adverse effect upon the Company. Each of the Company’s subsidiaries, if any, the jurisdiction of incorporation or organization of each, and the percentage of the Company’s ownership of each is listed in Schedule 5.1 hereto.

5.2          Corporate Condition.  The Company's condition is, in all material respects, as described in the Disclosure Documents (as further set forth in any subsequently filed Disclosure Documents, if applicable), except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the Company.  Except for continuing losses, there have been no material adverse changes to the Company’s business, financial condition, or prospects from the dates of such Disclosure Documents through the date of the Investment Commitment Closing.  The financial statements as contained in the 10-K and 10-Q have been prepared in accordance with generally accepted accounting principles, consistently applied (except as otherwise permitted by Regulation S-X of the Exchange Act, or Generally Accepted Accounting Principles, as applicable), subject, in the case of unaudited interim financial statements, to customary year end adjustments and the absence of certain footnotes, and fairly present the financial condition of the Company as of the dates of the balance sheets included therein and the consolidated results of its operations and cash flows for the periods then ended.  Without limiting the foregoing, there are no material liabilities, contingent or actual, that are not disclosed in the Disclosure Documents (other than liabilities incurred by the Company in the ordinary course of its business, consistent with its past practice, after the period covered by the Disclosure Documents).  The Company has paid all material taxes that are due, except for taxes that it reasonably disputes.  There is no material claim, litigation, or administrative proceeding pending or, to the best of the Company’s knowledge, threatened against the Company, except as disclosed in the Disclosure Documents.  This Agreement and the Disclosure Documents do not contain any untrue statement of a material fact and do not omit to state any material fact required to be stated therein or herein necessary to make the statements contained therein or herein not misleading in the light of the circumstances under which they were made.  No event or circumstance exists relating to the Company which, under applicable law, requires public disclosure but which has not been so publicly announced or disclosed.

5.3          Commission Documents, Financial Statements.

(a)           Except as set forth in the Schedule of Exceptions, the Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all Commission Documents.  The Company has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of the Commission Documents filed with or furnished to the SEC prior to the Commitment Closing Date (including, without limitation, the 2009 Form 10-K). No Subsidiary of the Company is required to file or furnish any report, schedule, registration, form, statement, information or other document with the SEC. As of its filing date, each Commission Document filed with or furnished to the SEC prior to the Commitment Closing Date (including, without limitation, the 2009 Form 10-K) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and, as of its filing date (or, if amended or superseded by a filing prior to the Commitment Closing Date, on the date of such amended or superseded filing), such Commission Document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement, on the date it is filed with the SEC, on the date it is declared effective by the SEC, on each Put Date and on each Put Closing Date, shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 415 under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein (which to the Company’s Knowledge are not false or misleading). The Prospectus and each Prospectus Supplement required to be filed pursuant to this Agreement or the Registration Rights Agreement, when taken together, on its date, on each Put Date and on each Put Closing Date, shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 424(b) under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Prospectus or any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein (which to the Company’s Knowledge are not false or misleading). Each Commission Document (other than the Registration Statement, the Prospectus or any Prospectus Supplement) to be filed with or furnished to the SEC after the Commitment Closing Date and incorporated by reference in the Registration Statement, the Prospectus or any Prospectus Supplement required to be filed pursuant to this Agreement or the Registration Rights Agreement (including, without limitation, the Current Report), when such document is filed with or furnished to the SEC and, if applicable, when such document becomes effective, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of all comment letters and substantive correspondence received by the Company from the SEC relating to the Commission Documents filed with or furnished to the SEC as of the Commitment Closing Date, together with all written responses of the Company thereto. There are no outstanding or unresolved comments or undertakings in such comment letters received by the Company from the SEC. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

(b)         The financial statements, together with the related notes and schedules, of the Company included in the Commission Documents comply as to form in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC and all other applicable rules and regulations with respect thereto as may be subject to any applicable out of period adjustments disclosed in the Commission Documents. Such financial statements, together with the related notes and schedules, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements and are subject to customary year-end audit adjustments), and fairly present in all material respects the financial condition of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(c)           The Company has timely filed with the SEC and made available to the Investor via EDGAR or otherwise all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002 (“ SOXA ”)) with respect to all relevant Commission Documents.  The Company is in compliance in all material respects with the provisions of SOXA applicable to it as of the date hereof.  The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; except to the extent disclosed in the Commission Documents, such controls and procedures are effective to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the timely and accurate preparation of the Company’s Commission filings and other public disclosure documents.  As used in this Section 5.3(c), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(d)           GBH CPAs, PC who shall express their opinion on the audited financial statements and related schedules to be included or incorporated by reference in the Registration Statement and the Prospectus are, with respect to the Company, independent public accountants as required by the Securities Act and is an independent registered public accounting firm within the meaning of SOXA as required by the rules of the Public Company Accounting Oversight Board.

5.4          Authorization.  All corporate action on the part of the Company by its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and all of the Transaction Documents, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Common Stock being sold hereunder have been taken, and this Agreement and the Registration Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except insofar as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies.  The Company has obtained all consents and approvals required for it to execute, deliver and perform each agreement referenced in the previous sentence.  The Board of Directors of the Company shall have adopted resolutions granting the above authorizations (the "Resolutions") and, as a condition to each Put, such Resolutions shall not have been amended or rescinded prior to such Put Date.

5.5          Valid Issuance of Common Stock.  The Commitment Shares, Fee Shares and Put Shares, when issued, sold and delivered in accordance with the terms hereof, for the consideration expressed herein, will be validly issued, fully paid and nonassessable, will be issued free of any preemptive rights and, based in part upon the representations of Investor in this Agreement, will be issued in compliance with all applicable U.S. federal and state securities laws.

5.6.         Securities Act. The Company has complied and shall comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder, including, without limitation, the applicable requirements of the Securities Act. Without limiting the generality of the foregoing, the Company satisfies, and the Registration Statement upon filing with the SEC and at the time it is declared effective by the SEC shall satisfy, all of the requirements of the Securities Act to register the resale of the Registrable Securities by the Investor in accordance with the Registration Rights Agreement on a delayed or continuous basis under Rule 415 under the Securities Act at then-prevailing market prices, and not fixed prices. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

5.7          Compliance with Other Instruments.  The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws, each as amended and in effect on and as of the date of the Agreement, or, except as disclosed in Disclosure Documents, of any material provision of any material instrument or material contract to which it is a party or by which it is bound or of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company, which would, in the Company’s opinion, have a material adverse effect on the Company's business or prospects, or on the performance of its obligations under this Agreement or the Registration Rights Agreement.  The execution, delivery and performance of this Agreement and the other agreements entered into in conjunction with the Offering and the consummation of the transactions contemplated hereby and thereby will not (a) result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company, which would, in the Company’s opinion, have a material adverse effect on the Company’s business or prospects, or on the performance of its obligations under this Agreement, the Registration Rights Agreement, or (b) violate the Company’s Certificate of Incorporation or By-Laws or (c) violate any statute, rule or governmental regulation applicable to the Company which violation would, in the Company’s opinion, have a material adverse effect on the Company's business or prospects.

5.8          Reporting Company.  The Company is subject to the reporting requirements of the Exchange Act, has a class of securities registered under Section 12 of the Exchange Act, and has filed all reports required by the Exchange Act since the date the Company first became subject to such reporting obligations. The Company undertakes to furnish Investor with copies of such reports as may be reasonably requested by Investor prior to consummation of this Offering and thereafter, to make such reports available, for the full term of this Agreement, including any extensions thereof, and for as long as Investor holds the Securities.  The Common Stock is duly listed or approved for quotation on the O.T.C. Bulletin Board.  The Company is not in violation of the listing requirements of the O.T.C. Bulletin Board and does not reasonably anticipate that the Common Stock will be delisted by the O.T.C. Bulletin Board for the foreseeable future.  The Company has filed all reports required under the Exchange Act.

5.9.         Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the 12 months preceding the Commitment Closing Date, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company currently is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

5.10.       Indebtedness.  The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2010 sets forth, as of March 31, 2010, all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments through such date.  For the purposes of this Agreement, “Indebtedness ” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements, indemnities and other contingent obligations in respect of Indebtedness of others in excess of $100,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP.  There is no existing or continuing default or event of default in respect of any Indebtedness of the Company or any of its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to Title 11 of the United States Code or any similar federal or state bankruptcy law or law for the relief of debtors, nor does the Company have any Knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under Title 11 of the United States Code or any other federal or state bankruptcy law or any law for the relief of debtors.

5.11         Capitalization.  The capitalization of the Company as of the date hereof subject to exercise of any outstanding warrants and/or exercise of any outstanding stock options, and after taking into account all other share issuances occurring prior to this Offering, is as set forth in the Capitalization Schedule as set forth in Exhibit B.  Except as disclosed in the Capitalization Schedule, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities.  Except as disclosed in the Capitalization Schedule, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Act (except the Registration Rights Agreement).

5.12         Intellectual Property.  The Company has valid, unrestricted and exclusive ownership of or rights to use the patents, trademarks, trademark registrations, trade names, copyrights, know-how, technology and other intellectual property necessary to the conduct of its business.  Exhibit P lists all patents, trademarks, trademark registrations, trade names and copyrights of the Company.  The Company has granted such licenses or has assigned or otherwise transferred a portion of (or all of) such valid, unrestricted and exclusive patents, trademarks, trademark registrations, trade names, copyrights, know-how, technology and other intellectual property necessary to the conduct of its business as set forth in Exhibit P.  The Company has been granted licenses, know-how, technology and/or other intellectual property necessary to the conduct of its business as set forth in Exhibit P.  To the best of the Company’s knowledge after due inquiry, the Company is not infringing on the intellectual property rights of any third party, nor is any third party infringing on the Company’s intellectual property rights.  There are no restrictions in any agreements, licenses, franchises, or other instruments that preclude the Company from engaging in its business as presently conducted.

5.13         Use of Proceeds.  As of the date hereof, the Company expects to use the proceeds from this Offering (less fees and expenses) for the purposes and in the approximate amounts set forth on the Use of Proceeds Schedule set forth as Exhibit K hereto.  These purposes and amounts are estimates and are subject to change without notice to any Investor.

5.14         No Rights of Participation.  No person or entity, including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the financing contemplated by this Agreement which has not been waived.

5.15         No Advance Regulatory Approval.  The Company acknowledges that this Investment Agreement, the transaction contemplated hereby and the Registration Statement contemplated hereby have not been approved by the SEC, or any other regulatory body and there is no guarantee that this Investment Agreement, the transaction contemplated hereby and the Registration Statement contemplated hereby will ever be approved by the SEC or any other regulatory body.  The Company is relying on its own analysis and is not relying on any representation by Investor that either this Investment Agreement, the transaction contemplated hereby or the Registration Statement contemplated hereby has been or will be approved by the SEC or other appropriate regulatory body.

5.16         Underwriter’s Fees and Rights of First Refusal.  The Company is not obligated to pay any compensation or other fees, costs or related expenditures in cash or securities to any underwriter, broker, agent or other representative in connection with this Offering.

5.17         Availability of Suitable Form for Registration.  The Company is currently eligible and agrees to maintain its eligibility to register the resale of its Common Stock on a registration statement on a suitable form under the Act.

5.18         No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any of the Company’s securities or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under Regulation D of the Act or would require the issuance of any other securities to be integrated with this Offering under the Rules of the SEC.  The Company has not engaged in any form of general solicitation or advertising in connection with the offering of the Common Stock.

5.19         Foreign Corrupt Practices.  Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S.  Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

5.20         Key Employees.  As of the date of this Agreement, each “Key Employee” (as defined in Exhibit D) is currently serving the Company in the capacity disclosed in Exhibit D, or, if modified after the date hereof, as disclosed in the Commission Documents. No Key Employee, to the best knowledge of the Company and its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters.  No Key Employee has, to the best knowledge of the Company and its subsidiaries, any intention to terminate his employment with, or services to, the Company or any of its subsidiaries.

5.21         Absence of Certain Company Control Person Actions Or Events.  For purposes hereof, “Company Control Person” means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.  To the Company’s knowledge, during the past ten (10) years:

(i) No petition under the federal bankruptcy laws or any state insolvency law was filed by or against, and no receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Company Control Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(ii) No Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses), or has not been convicted of, found guilty of, or have pled guilty nolo contendere of a crime or felony, entered into a pre trial diversion for or otherwise been charged for any action, misdemeanor or felony, involving fraud, dishonesty, breach of trust, contract or money laundering, or which may be considered to be a crime concerning moral turpitude, including but not limited to any disciplinary action by any branch of the United State military, regulatory bodies, including but not limited to any professional licensing authority [or has been the Defendant in a civil action for fraud or material breach of a financing agreement];

(iii) No Company Control Person has been the subject of any order, judgment or decree, that was not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(A) acting, as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission (“CFTC”) or engaging in or continuing any conduct or practice in connection with such activity;

(B) engaging in any type of business practice; or

(C) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(iv) No Company Control Person has been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such Company Control Person to engage in any activity described in paragraph (iii) of this item, or to be associated with Persons engaged in any such activity; or

(v) No Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

5.22         Representations Correct.  The foregoing representations, warranties and agreements are true, correct and complete in all material respects, and shall survive any Put Closing and the issuance of the shares of Common Stock thereby.

5.23         Tax Status.  The Company has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

5.24         Material Agreements.  Except as set forth in the Commission Documents, neither the Company nor any Subsidiary of the Company is a party to any written or oral contract, instrument, agreement commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the SEC as an exhibit to an annual report on Form 10-K (collectively, “ Material Agreements ”).  Except as set forth in the Disclosure Documents, the Company and each of its Subsidiaries have performed in all material respects all the obligations required to be performed by them under the Material Agreements, have received no notice of default or an event of default by the Company or any of its Subsidiaries thereunder and are not aware of any basis for the assertion thereof, and neither the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any other contracting party thereto are in default under any Material Agreement now in effect, the result of which would have a Material Adverse Effect.  Except as set forth in the Disclosure Documents, each of the Material Agreements is in full force and effect, and constitutes a legal, valid and binding obligation enforceable in accordance with its terms against the Company and/or any of its Subsidiaries and, to the Knowledge of the Company, each other contracting party thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

5.25         Transactions With Affiliates.  Except as set forth in the Disclosure Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

        5.26         Application of Takeover Protections.  The Company has not adopted and will not adopt any “poison pill” provision that will be applicable to Investor as a result of transactions contemplated by this Agreement.

5.27         Investment Company Act Status.  The Company is not, and as a result of the consummation of the transactions contemplated by the Transaction Documents and the application of the proceeds from the sale of the Shares as set forth in the Prospectus and any Prospectus Supplement shall not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

5.28         Taxes.  The Company and each of its Subsidiaries (i) has filed all necessary federal, state and foreign income and franchise tax returns or has duly requested extensions thereof, except for those the failure of which to file would not have a Material Adverse Effect, (ii) has paid all federal, state, local and foreign taxes due and payable for which it is liable, except to the extent that any such taxes are being contested in good faith and by appropriate proceedings, except for such taxes the failure of which to pay would not have a Material Adverse Effect, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the Company’s Knowledge, proposed against it which would have a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

5.29         Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

5.30         U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by the Investor, shall become a U.S. real property holding corporation within the meaning of Section 897 of the Code.

5.31         Acknowledgment Regarding Investor's Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm's length purchaser with respect to the Equity Line Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Equity Line Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its respective representatives or agents in connection with the Equity Line Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor's purchase of the Securities, and is not being relied on by the Company. The Company further represents to the Investor that the Company's decision to enter into the Equity Line Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

5.32         Lock-Up. The Company shall cause its officers, directors, and any related parties under control of the Company, to refrain from selling Common Stock during each Pricing Period, and the Company shall use best efforts to cause other insiders or Affiliates to refrain from selling any Stock during each Pricing Period.

5.33         Other Agreements.  The Company has not, directly or indirectly, made any agreements with the Investor under a subscription in the form of this Agreement for the purchase of Common Stock, relating to the terms or conditions of the transactions contemplated hereby or thereby except as expressly set forth herein, respectively, or in exhibits hereto or thereto.

5.34         Major Transactions.  As of the date of this Agreement, there are no other Major Transactions currently pending or contemplated by the Company, except as set forth in the Commission Documents.

5.35         Financings.  As of the date of this Agreement, there are no other financings currently pending or contemplated by the Company.

5.36         Acknowledgment of Limitations on Put Amounts.  The Company understands and acknowledges that the amounts available under this Investment Agreement are limited, among other things, based upon the liquidity of the Company’s Common Stock traded on its Principal Market.

5.37         Dilution.  The number of shares of Common Stock issuable as Put Shares may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the period between the Effective Date and the end of the Commitment Period.  The Company’s executive officers and directors fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect.  The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company.  The Company specifically acknowledges that, whenever the Company elects to initiate a Put, its obligation to issue the Put Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.  The Company acknowledges that the Investor may sell shares of Common Stock during any Pricing Period, and may enter into a short exempt sale or any short sale or other hedging or similar arrangement in accordance with Section 2.3.10 during any Pricing Period, and that such sales, short sales or hedging arrangements may serve to lower the Purchase Price thereby having a potential dilutive effect on the Company’s Common Stock.

5.38.        No Brokers.  No brokers, finders or financial advisory fees or commissions shall be payable by the Company or any Subsidiary (or any of their respective Affiliates) with respect to the transactions contemplated by the Transaction Documents.

5.39         No Material Non-Public Information.  The Company has not furnished to the Investor any information concerning the Company that will constitute material nonpublic information on or after the Liquidity Date.

6.           Additional Covenants of the Company.

6.1          Independent Auditors.  The Company shall, until at least the Termination Date, maintain as its independent auditors an accounting firm authorized to practice before the SEC.

6.2          Corporate Existence and Taxes; Change in Corporate Entity.  The Company shall, until at least the Termination Date, maintain its corporate existence in good standing and, once it becomes a “Reporting Issuer” (defined as a Company which files periodic reports under the Exchange Act), remain a Reporting Issuer and shall pay all its taxes when due except for taxes which the Company disputes.  Notwithstanding the terms of Section 9.2 below, the Company may, at any time after the date hereof, enter into any merger, consolidation or corporate reorganization of the Company with or into, or transfer all or substantially all of the assets of the Company to, another entity only if the resulting successor or acquiring entity in such transaction, if not the Company (the “Surviving Entity”), (i) has Common Stock listed for trading on a Nasdaq Market or on another national stock exchange and is a Reporting Issuer, (ii) assumes by written instrument the Company's obligations with respect to this Investment Agreement, the Registration Rights Agreement, the Transfer Agent Instructions and the other agreements referred to herein, including but not limited to the obligations to deliver to the Investor shares of Common Stock and/or securities that Investor is entitled to receive pursuant to this Investment Agreement.

6.3           Registration Rights.  The Company will enter into a registration rights agreement covering the resale of the Common Shares substantially in the form of the Registration Rights Agreement attached as Exhibit H.  During the period from the Effective Date through the Termination Date, the Company shall use its best efforts to maintain the continuous effectiveness of the Registration Statement under the Securities Act.

6.4.          Blue Sky.  The Company shall use its commercially reasonable efforts to register or qualify the registration or qualification (or exemption from the registration or qualification requirements) of the Securities for sale to the Investor pursuant to the Transaction Documents and the subsequent resale of the Registrable Securities by the Investor, in each case, under applicable state securities or “blue sky” laws of such jurisdictions in which such qualification is legally required in order for the Securities to be issued to the Investor and resold by the Investor into the Principal Market and such other jurisdictions within the United States as Investor reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the period of effectiveness of the Registration Statement and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement, and to cooperate with the Investor in connection therewith; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.  Upon the Investor’s request therefor, the Company shall provide evidence of any such action so taken to the Investor from time to time following the Commitment Closing Date.

6.5          Asset Transfers.  The Company shall not (i) transfer, sell, convey or otherwise dispose of any of its material assets to any subsidiary except for a cash or cash equivalent consideration and for a proper business purpose or (ii) transfer, sell, convey or otherwise dispose of any of its material assets to any Affiliate, as defined below, during the Term of this Agreement.  For purposes hereof, “Affiliate” shall mean any officer of the Company, director of the Company or owner of twenty percent (20%) or more of the Common Stock or other securities of the Company.

6.6          Capital Raising Limitations and Rights of First Refusal.

6.6.1        Capital Raising Limitations.  During the period from the date of this Agreement until the date that is thirty (30) days after the Termination Date, the Company shall not issue or sell, or agree to issue or sell Variable Equity Securities (as defined below).  For purposes hereof, the following shall be collectively referred to herein as, the “Equity Securities”: (i) Common Stock or any other equity securities, (ii) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock or other equity securities, or (iii) any securities of the Company pursuant to an equity line structure or format similar in nature to this Offering.  For purposes hereof, the following shall be collectively referred to herein as, the “Variable Equity Securities”: any debt or Equity Securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (i) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (ii) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security or upon the occurrence of specified contingent events directly or indirectly related to the business of the Company or the market for the Common Stock.

6.6.2        Investor’s Right of First Refusal. For any private capital raising transactions of Equity Securities which close after the date hereof and on or prior to the date that is sixty (60) days after the Termination Date of this Agreement, the Company agrees to deliver to Investor, at least ten (10) days prior to the closing of such transaction, written notice describing the proposed transaction, including the terms and conditions thereof, and providing the Investor and its affiliates an option (the “Right of First Refusal”) during the ten (10) day period following delivery of such notice to purchase the securities being offered in such transaction on the same terms as contemplated by such transaction.

6.6.3  Exceptions to Rights of First Refusal.  Notwithstanding the above, the Rights of First Refusal shall not apply to any transaction involving issuances of securities by the Company to a company being acquired by the Company, as payment to such company for such acquisition, in connection with a merger, consolidation, acquisition or sale of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company or any other transaction that is not for the primary purpose of raising capital, or a primary underwritten offering of the Company’s Common Stock.  The Rights of First Refusal also shall not apply to (a) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, (b) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan for the benefit of the Company's employees,  directors or eligible consultants, or (c) the issuance of debt securities, with no equity feature, incurred solely for working capital purposes.

6.7  Opinion of Counsel.  Investor shall, concurrent with the Investment Commitment Closing, receive an opinion letter from the Company’s legal counsel, in the form of the Investment Commitment Opinion of Counsel attached as Exhibit C, or in such form as agreed upon by the parties, and shall, concurrent with each Put Date, receive an opinion letter from the Company’s legal counsel, in the form of the Put Opinion of Counsel attached as Exhibit F or in such form as agreed upon by the parties.

6.8   Listing.  Subject to the remainder of this Section 6.8, the Company shall ensure that, on or prior to the Liquidity Date, its shares of Common Stock (including all Commitment Shares, Fee Shares and Put Shares) are listed and available for trading (or quotation, as the case may be) on an Approved Primary Market.  Thereafter, the Company shall (i) use its best efforts to continue the listing and trading of its Common Stock on an Approved Primary Market; and (ii) comply in all material respects with the Company’s reporting, filing and other obligations under the By-Laws or rules of FINRA and such exchanges, as applicable.  The Company may maintain a dual listing of its Common Stock on the TSX, TSX-V or the AIM (the “Approved Dual Listing Markets”), provided that its Common Stock must also be listed on an Approved Primary Exchange.

6.9     The Company’s Instructions to Transfer Agent.  The Company will instruct the Transfer Agent of the Common Stock (the “Transfer Agent”), by delivering irrevocable instructions in the form of Exhibit J hereto (the “Transfer Agent Instructions”), to issue certificates, registered in the name of each Investor or its nominee, for the Commitment Shares, for the Fee Shares and for the Put Shares in such amounts as specified from time to time by the Company upon any exercise by the Company of a Put by the holder thereof.  Such certificates shall not bear a Legend unless issuance with a Legend is permitted by the terms of this Agreement and Legend removal is not permitted by Section 9.10(iv) hereof and the Company shall cause the Transfer Agent to issue such certificates without a Legend, and the Irrevocable Instructions to Transfer Agent shall so indicate.  Nothing in this Section shall affect in any way Investor’s obligations and agreement set forth in Sections 3.3.2 or 3.3.3 hereof to resell the Securities pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of applicable securities laws.  If (a) an Investor provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope reasonably acceptable to counsel for the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration or (b) an Investor transfers Securities, pursuant to Rule 144, to a transferee which is an accredited investor, then the Company shall permit the transfer; provided, that Investor and the Company shall cooperate to ensure that a legend in substantially the form set forth in Section 9.10(iii) be affixed to any certificates representing shares sold pursuant to an exemption from registration other than Rule 144.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to an Investor by vitiating the intent and purpose of the transaction contemplated hereby.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6.9 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6.9, that an Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.10   Initial Public Announcements and Required Filings.  The Company shall, at or before 8:30 a.m., New York City time, on the first Trading Day after the Commitment Closing Date, issue a press release (the “Press Release”) reasonably acceptable to the Investor disclosing the execution of this Agreement and the Registration Rights Agreement by the Company and the Investor and the issuance of the Commitment Shares and the Fee Shares to the Investor, and briefly describing the transactions contemplated thereby. Any Press Release or other public announcement relating to this financing shall be submitted to the Investor for review at least two (2) Business Days prior to the planned release.  The Company shall not disclose the Investor’s name in any press release or other public announcement without the Investor’s prior written approval.  The Company shall obtain the Investor’s written approval of the Press Release prior to issuance by the Company.

At or before 8:30 a.m., New York City time, on the second Trading Day following the Commitment Closing Date, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching copies of each of this Agreement, the Registration Rights Agreement and the Press Release as exhibits thereto (including all exhibits thereto, the “Current Report”). The Company shall provide the Investor a reasonable opportunity to comment on a draft of such Current Report and has given due consideration to such comments.  From and after the Liquidity Date, the Company shall have disclosed all material, nonpublic information delivered to the Investor (or the Investor’s representatives or agents) by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, agents or representatives (if any) in connection with the transactions contemplated by the Transaction Documents. The Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 6.10, the Investor will maintain the confidentiality of all disclosures made to it in connection with the transactions contemplated by the Transaction Documents (including the existence and terms of the transactions), except that the Investor may disclose the terms of such transactions to its financial, accounting, legal and other advisors.  Not later than 15 calendar days following the Commitment Closing Date, the Company shall file a Form D with respect to the Securities in accordance with Regulation D and shall provide a copy thereof to the Investor promptly after such filing. The Company shall prepare and file with the SEC the Registration Statement (including the prospectus therein) covering only the resale by the Investor of the Registrable Securities in accordance with the Securities Act and the Registration Rights Agreement.

6.11   Change in Law or Policy.  In the event of a change in law, or policy of the SEC, as evidenced by a No-Action letter or other written statements of the SEC or FINRA which causes the Investor or the Company to be unable to perform its obligations hereunder, this Agreement shall be automatically terminated, provided that notwithstanding any termination under this Section 6.11, the Investor shall retain full ownership of the Commitment Shares, the Fee Shares and the Cash Document Preparation Fee as partial consideration for its commitment hereunder.

6.12    Notice of Certain Litigation.  Promptly following the commencement thereof, the Company shall provide the Investor written notice and a description in reasonable detail of any litigation or proceeding to which the Company or any subsidiary of the Company is a party; in which the amount involved is $250,000 or more and which is not covered by insurance or in which injunctive or similar relief is sought and shall simultaneously file a Form 8-K covering such occurrence.

6.13    Broker/Dealer.  The Investor shall use one or more broker-dealers to effectuate all sales, if any, of Securities that it may purchase or otherwise acquire from the Company pursuant to the Transaction Documents, as applicable, which (or whom) shall be unaffiliated with the Investor and not then currently engaged or used by the Company (collectively, the “Broker-Dealer”). The Investor shall be solely responsible for all fees and commissions of the Broker-Dealer, which shall not exceed customary brokerage fees and commissions.

7.	Subscription and Wiring Instructions; Irrevocability.

(a)
Wire transfer of Subscription Funds.  Investor shall deliver Put Dollar Amounts (as payment towards any Put Share Price) by wire transfer, to the Company pursuant to a wire instruction letter to be provided by the Company, and signed by the Company.

(b)
Irrevocable Subscription.  Investor hereby acknowledges and agrees, subject to the provisions of any applicable laws providing for the refund of subscription amounts submitted by Investor, that this Agreement is irrevocable and that Investor is not entitled to cancel, terminate or revoke this Agreement or any other agreements executed by such Investor and delivered pursuant hereto, and that this Agreement and such other agreements shall survive the death or disability of such Investor and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns.  If the Securities subscribed for are to be owned by more than one person, the obligations of all such owners under this Agreement shall be joint and several, and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators, successors, legal representatives and assigns.

8.           Indemnification.

In consideration of the Investor’s execution and delivery of the Investment Agreement, the Registration Rights Agreement and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless Investor and all of its stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing person’s agents, members, partners or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorney’s fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any material misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or documents contemplated hereby or thereby, (b) any material breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim, derivative or otherwise, by any stockholder of the Company based on a breach or alleged breach by the Company or any of its officers or directors of their fiduciary or other obligations to the stockholders of the Company.

To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which it would be required to make if such foregoing undertaking was enforceable which is permissible under applicable law.

Promptly after receipt by an Indemnified Party of notice of the commencement of any action pursuant to which indemnification may be sought, such Indemnified Party will, if a claim in respect thereof is to be made against the other party (hereinafter “Indemnitor”) under this Section 8, deliver to the Indemnitor a written notice of the commencement thereof and the Indemnitor shall have the right to participate in and to assume the defense thereof with counsel reasonably selected by the Indemnitor.  The failure to deliver written notice to the Indemnitor within a reasonable time of the commencement of any such action, if prejudicial to the Indemnitor’s ability to defend such action, shall relieve the Indemnitor of any liability to the Indemnified Party under this Section 8, but the omission to so deliver written notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnified Party other than under this Section 8 to the extent it is prejudicial.

9.           Miscellaneous.

9.1     Representations and Warranties Survive the Closing; Severability.  Investor’s and the Company’s representations and warranties shall survive the Investment Date and any Put Closing contemplated by this Agreement notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, or is altered by a term required by the Securities Exchange Commission to be included in the Registration Statement, this Agreement shall continue in full force and effect without said provision; provided that if the removal of such provision materially changes the economic benefit of this Agreement to the Investor, this Agreement shall terminate.

9.2     Successors and Assigns.  The Transaction Documents, including this Investment Agreement, shall not be assignable by the Investor.  The Transaction Documents, including this Investment Agreement, shall not be assignable by the Company except in conjunction with a transaction permitted under the terms of Section 6.2 above.

9.3     Execution in Counterparts Permitted.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties.  This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of, or an e-mail of a “PDF” of, a copy of this Agreement bearing the signature of the party so delivering this Agreement.

9.4     Titles and Subtitles; Gender.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  The use in this Agreement of a masculine, feminine or neuter pronoun shall be deemed to include a reference to the others.

9.5     Written Notices, Etc. Any notice, demand or request required or permitted to be given by the Company or Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally, or by facsimile or upon receipt if by overnight or two (2) day courier, addressed to the parties at the addresses and/or facsimile telephone number of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing; provided, however, that in order for any notice to be effective as to the Investor such notice shall be delivered and sent, as specified herein, to all the addresses and facsimile telephone numbers of the Investor set forth at the end of this Agreement or such other address and/or facsimile telephone number as Investor may request in writing.

9.6     Expenses. Except as set forth in the Registration Rights Agreement, each of the Company and Investor shall pay all costs and expenses that it respectively incurs, with respect to the negotiation, execution, delivery and performance of this Agreement.

9.7     Entire Agreement; Written Amendments Required.  This Agreement, including the Exhibits attached hereto, the Common Stock certificates, the Registration Rights Agreement, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants, whether oral, written, or otherwise except as specifically set forth herein or therein.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought. The Disclosure Documents and all exhibits to this Agreement are hereby incorporated by reference in, and made a part of, this Agreement as if set forth in full herein.

9.8     Headings.  The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.”  The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

9.9     Reporting Entity for the Common Stock.  The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on the Principal Market on any given Trading Day for the purposes of this Agreement shall be the Bloomberg L.P.  The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

9.10     Fees and Expenses.

(i)  Counsel Fees; Diligence Expenses. Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement; provided , however , that concurrently with the execution of this Agreement the Company shall pay, by wire transfer of immediately available funds to an account designated by the Investor’s counsel, a non-accountable and non-refundable Cash Document Preparation Fee of $5,000, exclusive of disbursements and out-of-pocket expenses (the “Cash Document Preparation Fee”), in connection with the preparation, negotiation, execution and delivery of the Transaction Documents and legal due diligence of the Company. For the avoidance of doubt, the Cash Document Preparation Fee shall be non-refundable, regardless of whether any Put Shares are issued by the Company or settled hereunder. The Company shall pay all U.S. federal, state and local stamp and other similar transfer and other taxes and duties levied in connection with issuance of the Securities pursuant hereto.

(ii)  Commitment Shares. Concurrently with the execution and delivery of this Agreement, in consideration for the Investor’s execution and delivery of this Agreement, the Company shall issue to the Investor a number of shares of restricted Common Stock (the “Commitment Shares”) having a value equal to 2% of the Maximum Offering Amount and a number of shares of restricted Common Stock (the “Fee Shares”) having a value equal to $20,000, in each case based upon a deemed valuation per share equal to 96% of the VWAP of the Company’s Common Stock for the 5 trading days immediately preceding the issuance date of such shares.  Concurrently with the execution and delivery of this Agreement, the Company shall deliver irrevocable Transfer Agent Instructions to its transfer agent to issue to the Investor, not later than 4:00 p.m. (New York City time) on the second Trading Day immediately following the Commitment Closing Date, a certificate representing the Commitment Shares and a certificate representing the Fee Shares, each in the name of the Investor or its designee (in which case such designee’s name shall have been provided to the Company prior to the Commitment Closing Date and such designee shall have executed and delivered to the Company an Investment Letter in substantially the form attached hereto as Annex 9.10), in consideration for the Investor’s execution and delivery of this Agreement. Such certificate shall be delivered to the Investor by overnight courier at its address set forth in Section 9.12 hereof. For the avoidance of doubt, all of the Commitment Shares and Fee Shares shall be fully earned as of the Commitment Closing Date regardless of whether any Puts are issued by the Company or settled hereunder. Upon issuance, the Commitment Shares and the Fee Shares shall constitute “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act and, subject to the provisions of subsection (iv) of this Section 9.10, the certificate(s) representing the Commitment Shares and the Fee Shares shall bear the restrictive legend set forth below in subsection (iii) of this Section 9.10. The Commitment Shares and the Fee Shares shall constitute Registrable Securities and shall be included in the Registration Statement in accordance with the terms of the Registration Rights Agreement.

(iii)  Legends. The certificate representing the Commitment Shares and the certificated representing the Fee Shares, except as set forth below, shall each bear a restrictive legend (“Legend”) in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificate):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND EITHER (A) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR (B) SUCH SECURITIES ARE SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

Investor acknowledges and agrees that the Company was, at one time, a “shell company” as defined in Rule 12b-2 under the Exchange Act.  Pursuant to Rule 144(i) under the Securities Act, securities issued by a current or former shell company (such as the Securities) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which such company filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company (and that, in the Company’s case, such Form 10 Information was filed on May 14, 2010), and provided that at the time of a proposed sale pursuant to Rule 144, the issuer is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports.  As a result, shares issued without legend may need to be returned to have such legend affixed to them in the event that the Registration Statement is not effective and the Company ceases to be subject to the reporting requirements of section 13 or 15(d) of the Exchange Act or fails to file a required report, subject to legend removal once a Legend Removal Condition has again been met. Investor acknowledges the need to place such legend on any shares transferred by Investor otherwise than pursuant to an effective registration under the Securities Act or pursuant to Rule 144 and its agreement to do so pursuant to Section 2.5 hereof, subject to legend removal once a Legend Removal Condition has been met.

Notwithstanding the foregoing and for the avoidance of doubt, all Shares to be issued in respect of any Put Notice delivered to the Investor pursuant to this Agreement shall be issued to the Investor in accordance with Section 2.3 by crediting the Investor’s or its designees’ account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system, and all such Shares shall be transferable pursuant to the effective Registration Statement (and no stop-transfer order shall be placed against transfer thereof), and the Company shall not take any action or give instructions to any transfer agent of the Company otherwise, except as otherwise provided in Section 6.9.

(iv)  Removal of Legend.  If either (a) the Registration Statement is Effective, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably acceptable to counsel for the Company (the reasonable cost of which shall be borne by the Investor), to the effect that such shares can be sold or have been sold pursuant to Rule 144 (each, a “Legend Removal Condition”), then the Company shall, no later than two Trading Days following the delivery by the Investor to the Company or the Company’s transfer agent (with notice to the Company) of a legended certificate representing  the Commitment Shares and a legended certificate representing  the Fee Shares (each endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), as directed by the Investor, either: (A) issue and deliver (or cause to be issued and delivered) to the Investor a certificate(s) representing such Commitment Shares and Fee Shares that is free from all restrictive and other legends or (B) cause the Company’s transfer agent to credit the investor’s or its designee’s account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system with a number of shares of Common Stock equal to the number of Commitment Shares and Fee Shares represented by the certificate(s) so delivered by the Investor (the date by which such certificate is required to be delivered to the investor or such credit is so required to be made to the account of the Investor or its designee at DTC pursuant to the foregoing is referred to herein as the “Required Delivery Date”).

9.11         Specific Enforcement, Governing Law, Consent to Jurisdiction, Waiver of Jury Trial.

(i)  The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity.

(ii) Governing Law and Jurisdiction.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Georgia without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Atlanta, Georgia. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Atlanta, Georgia for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.  THE PARTIES HEREBY WAIVE ALL RIGHTS TO, AND AGREES NOT TO REQUEST, A TRIAL BY JURY FOR ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR BY ANY OF THE TRANSACTION DOCUMENTS.

9.12        Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile (with facsimile machine confirmation of delivery received) at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Company:

Li3 Energy, Inc.
Attn: Luis Saenz, Chief Executive Officer
Av. Pardo y Aliaga 699 Of. 802
San Isidro, Lima
PERU
Telephone Number: +511 (212) 1880
Fax: +511 421-1649

With a copy (which shall not constitute notice) to:

Gottbetter & Partners, LLP
Attn: Adam S. Gottbetter
488 Madison Avenue, 12th Floor
New York, NY  10022
Telephone Number:  (212) 400-6900
Fax: (212) 400-6901

If to the Investor:

Attn: Eric S. Swartz
1120 Sanctuary Parkway, Suite 325
Alpharetta, GA 30009
Telephone Number: (770) 640-8130
Fax:  (770) 777-5844

With a copy (which shall not constitute notice) to:

Attn: P. Bradford Hathorn, Esq.
1120 Sanctuary Parkway, Suite 325
Alpharetta, GA 30009
Telephone Number: (770) 640-8130
Fax:  (770) 777-5844
Email: BradHathorn@RoswellCapitalPartners.com

Either party hereto may from time to time change its address for notices by giving at least 10 days advance written notice of such changed address to the other party hereto.

9.13        Construction. The parties agree that each of them and their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for any stock splits, stock combinations, stock dividends, recapitalizations and other similar transactions that occur on or after the date of this Agreement.

IN WITNESS WHEREOF, the undersigned Investor has caused this Agreement to be executed as of the date and year set forth below by its duly authorized officer.

The undersigned Investor hereby subscribes for the Maximum Offering Amount and acknowledges that this Agreement and the subscription represented hereby shall not be effective unless accepted by the Company as indicated below.

Dated this 2nd day of December, 2010.

CENTURION PRIVATE EQUITY, LLC

By:	/s/ Eric S. Swartz
Eric S. Swartz, Manager

SECURITY DELIVERY INSTRUCTIONS:
Centurion Private Equity, LLC
c/o Eric S. Swartz
1120 Sanctuary Parkway, Suite 325
Alpharetta, GA 30009
Telephone: (770) 640-8130
Fax: 770-777-5844

THIS AGREEMENT IS ACCEPTED BY THE COMPANY IN THE AMOUNT OF THE MAXIMUM OFFERING AMOUNT ON THE 2nd DAY OF DECEMBER, 2010.

Li3 ENERGY, INC.

By:	/s/ Luis Saenz
Name: Luis Saenz
Title: Chief Executive Officer

Exhibit List to the
INVESTMENT AGREEMENT

Exhibit	A	Advance Put Notice
Exhibit	B	Capitalization Schedule
Exhibit	C	Investment Commitment Opinion of Counsel
Exhibit	D	Key Employees
Exhibit	E	Put Notice
Exhibit	F	Put Opinion of Counsel
Exhibit	G	Registration Opinion of Counsel
Exhibit	H	Registration Rights Agreement
Exhibit	I	Schedule of Exceptions
Exhibit	J	Transfer Agent Instructions
Exhibit	K	Use of Proceeds
Exhibit	L	Secretary’s Certificate
Exhibit	M	Officer’s Certificate
Exhibit	N	Resolutions
Exhibit	O	Risk Factors
Exhibit	P	Intellectual Property

Schedule 5.1	Organizational Structure
Annex 9.10	Form of Investment Letter

ADVANCE PUT NOTICE

Li3 ENERGY, INC. (the "Company") hereby intends, subject to the Individual Put Limit (as defined in the Investment Agreement), to elect to exercise a Put to sell the number of shares of Common Stock of the Company specified below, to Centurion Private Equity, LLC, as of the Intended Put Date written below, all pursuant to that certain Investment Agreement (the “Investment Agreement”) by and between the Company and Centurion Private Equity, LLC dated on or about December 2, 2010.

Date of Advance Put Notice:

Intended Put Date:

Intended Put Share Amount:

Company Designation Maximum Put Dollar Amount (Optional):
_______________________________________.

Company Designation Minimum Put Share Price (Optional):
_______________________________________.

Li3 ENERGY, INC.

By:
Name:
Title:

Address:

Attn: Chief Executive Officer
Av. Pardo y Aliaga 699
Oficina 802
San Isidro, Lima, Peru

EXHIBIT A

EXHIBIT B

(Capitalization Schedule)

Shares

Currently Outstanding[1]	91,109,033
Outstanding Warrants[2] [3]	29,574,124
2009 Equity Incentive Plan[4]	5,000,000
Double Option [5]	8,000,000
Convertible Note[6]	362,622

Total Fully Diluted	134,045,779

[1]	Includes the 87,096 Fee Shares issued to Roswell Capital Partners, LLC, pursuant to the Agreement. Does not include the Commitment Shares issuable pursuant to the Agreement. Includes 236,842 shares issued to an affiliate of the Company’s Chief Operating Officer as part of a signing bonus in connection with his employment, but does not include 2,500,000 shares issuable to the same affiliate pursuant to an award of restricted stock granted under the 2009 Equity Incentive Plan (see below, under footnote 4).

Does not include additional shares of Common Stock that the Company may issue in settlement of certain outstanding claims or liabilities that the Company is in the process of negotiating.

[2]	The outstanding warrants consist of:
(i)	Warrants to purchase up to 8,647,223 shares of Common Stock for $0.4106 per share (“A Warrants”);
(ii)	Warrants to purchase up to 9,257,695 shares of Common Stock for $0.7671 per share (“B Warrants”);
(iii)	Warrants to purchase 7,188,035 shares of Common Stock for $0.4285 per share (“C Warrants”);
(iv)	Warrants to purchase up to 481,171 shares of Common Stock for $0.2182 per share (“PPO Agent Warrants”); and
(v)	Warrants to purchase up to 4,000,000 shares of Common Stock for $0.05 per share (“D Warrants”).

Although certain of the A Warrants and B Warrants do not explicitly provide for inverse adjustment to the number of shares of Common Stock issuable upon exercise thereof whenever the exercise price is adjusted, the Company may determine to make such adjustment. The numbers of shares reported as issuable upon exercise of the A Warrants and B Warrants in the Commission Documents do not reflect any such adjustment, however the figures in this table do.

[3]	The A Warrants, B Warrants, C Warrants, PPO Agent Warrants and D Warrants each provide for weighted-average anti-dilution adjustments that may be triggered, among other things, by issuances of Common Stock pursuant to the Agreement.

[4]	Includes all shares reserved for issuance pursuant to awards granted under the Plan. The Issuer currently has outstanding options granted under the Plan to purchase an aggregate of 1,800,000 shares of Common Stock. In addition, in connection with the Company’s employment of R. Thomas Currin, Jr., as Chief Operating Officer, the Company has granted to MIZ Comercializadora, S. de R.L., an award of “Restricted Stock” under the Plan pursuant to which the Company must issue an additional 2,500,000 shares of Common Stock.

[5]	The subscription agreements between the Company and each investor in the private placement offering that closed on November 8 and 15, 2010, provide each such investor with the right (the “Double Option”), subject to certain conditions, to purchase, at any time prior to November 8, 2011, a number of additional units of common stock and D Warrants (“Five Cent Units”) up to the number of Five Cent Units purchased at the closing of such offering by such investor. In the aggregate, the Double Option permits such investors to purchase Five Cent Units consisting of up to 4,000,000 shares of Common Stock and D Warrants to purchase an additional 4,000,000 shares of Common Stock.

[6]	Assumes conversion of $45,000 principal and interest accrued thereon through November 18, 2010, at $0.14 per share (the closing price on November 18, 2010). Does not include shares issuable upon conversion of interest accrued after such date. Since the Convertible Note is future priced, to the extent the issuance of the Securities may depress the market price for the Common Stock, the Convertible Note may be deemed to have anti-dilution protection.

Registration Rights

The Company has agreed, pursuant to a Registration Rights Agreement, to use its commercially reasonable efforts to file a registration statement under the Securities Act, covering the shares of Common Stock included in the Units and the shares of Common Stock issuable upon exercise of the Current PPO Warrants, within 60 days after the final closing of the PPO (the “Registration Filing Date”) and to have such registration statement declared effective within 180 days of such final closing date (the “Registration Effectiveness Date”). The Company will, in certain circumstances, be obliged to pay the holders of such registrable securities liquidated damages if the registration statement is not filed by the Registration Filing Date or declared effective by the Registration Effectiveness Date, of if another Registration Event, as such term is defined in the Registration Rights Agreement, occurs, in the amount of 1% of the purchase price in the PPO of the Units which are affected by such Registration Event, for each full thirty (30) days during which such Registration Event continues to affect such shares (which shall be pro-rated for any period less than 30 days), up to a maximum of 10% of the purchase price paid in the PPO for such Units. The Company is required to keep the registration statement effective until the earlier of one year from the date the registration statement is declared effective or until all of the registrable securities may be sold under Rule 144 during any 90 day period.

The Company has granted “piggy-back” registration rights to the investors purchasing units in the 2009 Private Placement. If the Company determines to register for sale for cash any of its Common Stock for its own account or for the account of others, then the holders of 14,000,000 shares of Common Stock and the A Warrants and B Warrants will have the right to have such shares, and the shares of Common Stock issuable upon exercise of the A Warrants and B Warrants, included in such registration statement, subject to customary exceptions and scale backs.

The Company has also granted “piggy-back” registration rights with respect to 4,000,000 shares of Common Stock issued in connection with the Company’s acquisition of certain options from Next Lithium.

The Company has also granted “piggyback” registration rights with respect to the 4,000,000 shares of Common Stock included in the Five Cent Units (including any Five Cent Units issued upon exercise of the Double Option) and the shares of Common Stock issuable upon exercise of the D Warrants (including D Warrants included in any Five Cent Units issued upon exercise of the Double Option).

EXHIBIT D

(Key Employees)

The following persons are employed as executive officers (“Key Employees”) of the Company in the capacities indicated:

Luis Francisco Saenz, Chief Executive Officer

David Rector, President, Treasurer, Secretary and Director

Eric E. Marin, Interim Chief Financial Officer

R. Thomas Currin, Jr., Chief Operating Officer

PUT NOTICE

Li3 ENERGY, INC., (the "Company") hereby elects to exercise a Put to sell shares of common stock ("Common Stock") of the Company to Centurion Private Equity, LLC (the “Investor”), as of the Put Date, at the Put Share Price and for the number of Put Shares written below, all pursuant to that certain Investment Agreement (the “Investment Agreement”) by and between the Company and Centurion Private Equity, LLC dated on or about December 2, 2010.

Put Date: _________________

Intended Put Share Amount (from Advance Put Notice): _________________ Common Shares

Company Designation Maximum Put Dollar Amount (Optional):
________________________________________.

Company Designation Minimum Put Share Price (Optional):
________________________________________.

Note:  Capitalized terms shall have the meanings ascribed to them in this Investment Agreement.

Li3 ENERGY, INC.

By:
Name:
Title:

Address:

Attn: Chief Executive Officer
Av. Pardo y Aliaga 699
Oficina 802
San Isidro, Lima, Peru

EXHIBIT E

EXHIBIT I

(Schedule of Exceptions)

Section 5.2 Any claim, litigation, or administrative proceeding pending or, to the best of the Company’s knowledge, threatened against the Company and not disclosed in Commission Documents.

None

Section 5.3 Failures to timely file Commission Documents.

The Company did not timely file its Annual Report on Form 10-K for the year ended June 30, 2010.

Without conceding that such filing would be required by applicable law, the Company hereby discloses that it has not yet filed a Current Report on Form 8-K reporting its default under the Company’s Option Agreements with GeoXplor Corp., with respect to certain mining claims in Nevada.

The Company failed to file a Current Report on Form 8-K reporting the appointment, as of August 12, 2010, of R. Thomas Currin, Jr. as its Chief Operating Officer, and the entry into an Employment Services Agreement, a Restricted Stock Agreement and an Option Agreement with Mr. Currin’s affiliate, MIZ Comercializadora, S. de R.L., in connection therewith.

A Current Report on Form 8-K reporting certain matters that occurred as early as February 18, 2010 (note: the reference therein to February 18, 2008 was a typo), was not filed until March 3, 2010.

The Company may have failed to timely file additional Commission Documents that were due prior to September 25, 2009 – the date that the Company filed its Annual Report on Form 10-K for the year ended June 30, 2009.

Section 5.7 Failures to Comply with Other Instruments.

The Company is in default under the Company’s Option Agreements with GeoXplor Corp.

Section 5.8 Reporting Company Exceptions.

The Company is not subject to the reporting requirements of the Exchange Act, and does not have any class of securities registered under Section 12 of the Exchange Act. This failure to register is a violation of the requirements of the O.T.C. Bulletin Board and may jeopardize the Common Stock’s quotation by the O.T.C. Bulletin Board.

Section 5.9 Listing and Maintenance Exceptions.

The Company is not subject to the reporting requirements of the Exchange Act, and does not have any class of securities registered under Section 12 of the Exchange Act. This failure to register is a violation of the requirements of the O.T.C. Bulletin Board and may jeopardize the Common Stock’s quotation by the O.T.C. Bulletin Board.

Section 5.24 Material Agreements Exceptions.

The Company has not disclosed its entry, as of August 12, 2010, into an Employment Services Agreement, a Restricted Stock Agreement and an Option Agreement with Mr. Currin’s affiliate, MIZ Comercializadora, S. de R.L., in connection with Mr. Currin’s employment as Chief Operating Officer.

The Company has not filed a copy of its Addendum to Master Option Agreement with Lacus Minerals S.A., dated July 29, 2010.

The Company is in default under the Company’s Option Agreements with GeoXplor Corp. GeoXplor Corp. has cancelled such Option Agreements.

Section 5.25 Transactions With Affiliates.

Starting in November 2009, the Company started utilizing the administrative personnel and office space of a company, with an office located in Lima, Peru in which the Company’s Chief Executive Officer and Interim Chief Financial Officer function in the same capacities (the “Related Party Company”). As such, certain net common costs initially paid by the Related Party Company for the year ended June 30, 2010 and 2009, were allocable to the Company, as follows:

	Year Ended June 30,
	2010	2009
Administrative salaries	$5,100	$-
Utilities and maintenance expenses	16,759	-
	$21,859	$-

During the year ended June 30, 2010, the Company paid $11,188 to the Related Party Company. As of June 30, 2010, the payable due to the Related Party Company arising from these net common costs amounting to $10,671 is presented as “Payable to related party” in the Company’s consolidated balance sheet.

Section 5.33 Other Agreements.

The Company has issued 87,096 shares of Common Stock to Roswell Capital Partners, LLC (the “Roswell Shares”), pursuant to the Confidential Term Sheet for the transaction that is being memorialized in the Agreement. Notwithstanding anything to the contrary in the Agreement, the Roswell Shares constitute, and are co-extensive with, the Fee Shares described in the Agreement.

Section 5.34 Major Transactions.

None.

EXHIBIT K

(Use of Proceeds)

The proceeds of the Offering (after any placement and finder fees, legal fees and other offering expenses) shall be used by the Issuer towards payment of certain amounts due from time to time to vendors and other counterparties, the Company’s committed expenditures with respect to its existing properties, possibly towards costs of acquiring additional properties and for additional expenditures with respect to any additional properties it may acquire, and for working capital and general corporate purposes.

Without limiting the generality of the foregoing, the Company plans to spend the following amounts on the following items on or prior to December 31, 2010:

•	$150,000 as the cash component of the settlement of certain potential claims related to our Master Option Agreement with Lacus Minerals S.A., and the termination thereof;

•	Approximately $500,000 to satisfy certain accounts payable; and

•	$280,000 in option payments with respect to the Alfredo Property.

EXHIBIT P

(Patents, Trademarks, Trademark Registrations, Trade Names and Copyrights)

Other than its name “Li3 Energy, Inc.,” the Company does not own, either legally or beneficially, any patent, trademark, trademark registration, trade names or copyrights nor any material license, and are not dependent on any such rights.

SCHEDULE 5.1

(Subsidiaries)

Li3 Energy Peru SRL, a private limited company organized under the laws of Peru (“Li3 Peru”). The Company owns 100% of Li3 Peru.

Alfredo Holdings, Ltd., an exempted limited company incorporated under the laws of the Cayman Islands (“Alfredo”). The Company owns 100% of Alfredo.

Pacific Road Mining Chile, SA, a Chilean corporation (“PRMC”). Alfredo owns 873,863 of the 873,865 (approximately 99.9998%) issued share capital of PRMC.

Noto Energy S.A., an Argentinean corporation (“Noto”). The Company owns 90% of Noto, and Li3 Peru owns the other 10% of Noto.

Annex 9.10
Form of Investment Letter

Li3 Energy, Inc.
Av. Pardo y Aliaga 699 Of. 802
San Isidro, Lima
PERU

Dear Gentlemen:

In connection with the undersigned’s receipt of ________ shares (the “Securities”) of common stock, par value $0.001 per share (the “Common Stock”), of Li3 Energy, Inc., a Nevada corporation (the “Company”), as the designee of Investor (as defined below) pursuant to the Investment Agreement, dated as of _________ __, 2010, between the Company and Centurion Private Equity, LLC (“Investor”), the undersigned represents that the undersigned is aware that the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and that the undersigned has received the Securities for investment purposes and not with a view to distribution or resale, or otherwise for transfer of the Securities or any interest therein without an effective registration statement with respect thereto or an opinion of counsel that registration is not required under the Securities Act.

The undersigned further represents and warrants to the Company as follows:

1.            The undersigned is an “accredited investor” within the meaning of Regulation D of the Securities Act and/or the undersigned has such knowledge and experience in financial, tax, and business matters so as to utilize information made available to me in order to evaluate the merits and risks of an investment decision with respect thereto.

2.            The undersigned has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else the Securities or any part thereof, and the undersigned has no present plans to enter into any such contract, undertaking, agreement or arrangement.

3.            The undersigned will not attempt to dispose of any Securities or any interest therein, unless and until the Company shall have determined to its satisfaction that the proposed disposition does not violate the registration requirements of the Securities Act; the undersigned understands that the Company may require an opinion of counsel, satisfactory in form and substance to the foregoing effect before permitting a transfer.

4.            The undersigned understands that there is no assurance that there will be a public market for any of the Securities and that the undersigned recognizes, in light of these considerations and those set forth above, that it may not be possible for the undersigned to liquidate such securities readily, or at all, and that the undersigned may not be able to dispose of them for a lengthy period of time, if at all.

5.            The undersigned acknowledges and understands that the certificate(s) representing the Securities to be issued to the undersigned may bear the following, or similar, legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

6.            The undersigned acknowledges and agrees that the Company was, at one time, a “shell company” as defined in Rule 12b-2 under the Exchange Act.  Pursuant to Rule 144(i) under the Securities Act, securities issued by a current or former shell company (such as the Securities) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which such company filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company (and that, in the Company’s case, such Form 10 Information was filed on May 14, 2010), and provided that at the time of a proposed sale pursuant to Rule 144, the issuer is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports.  As a result, the restrictive legends on certificates for the Securities set forth above cannot be removed except in connection with an actual sale meeting the foregoing requirements.

Very truly yours,

Name:	Date